AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 29, 2004.



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                (AMENDMENT NO. 1)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        COMPOSITE TECHNOLOGY CORPORATION
                 (Name of Small Business Issuer in Its Charter)

            Nevada                               3600                       59-2025386
            ------                               ----                       ----------
  (State or other jurisdiction        (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)      Classification Code Number)      Identification No.)


                                2026 McGaw Avenue
                            Irvine, California 92614
                                 (949) 428-8500
          (Address and telephone number of principal executive offices and principal place of business)

                               Benton H Wilcoxon,
                             Chief Executive Officer
                        Composite Technology Corporation
                                2026 McGaw Avenue
                            Irvine, California 92614
                                 (949) 428-8500
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Kevin K. Leung, Esq.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
              Approximate date of proposed sale to the public: From
                    time to time after the effective date of
                          this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------ --------------------- ------------------------- ----------------
    Title of each class of securities to be          Amount to be          Proposed maximum         Amount of
                  registered                          Registered       aggregate offering price  registration fee
------------------------------------------------ --------------------- ------------------------- ----------------
Common Stock                                          19,203,053             $        (1)              $(1)
------------------------------------------------ --------------------- ------------------------- ----------------
Common Stock to be issued upon exercise of
  warrants                                             4,943,947             $        (1)              $(1)
------------------------------------------------ --------------------- ------------------------- ----------------
Total                                                 24,147,000                                       $(1)
------------------------------------------------ --------------------- ------------------------- ----------------




(1) Previously submitted in connection with the Registrant's filing of its initial Registration Statement filed on September 15, 2004.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                 SUBJECT TO COMPLETION, DATED ____________, 2004

                                   PROSPECTUS

                        COMPOSITE TECHNOLOGY CORPORATION

                        24,147,000 SHARES OF COMMON STOCK

This prospectus covers the resale by selling security holders of up to 24,147,000 shares of our common stock, $0.001 par value


These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our common stock is quoted on the OTC Bulletin Board under the symbol "CPTC." On September 13, 2004, the closing sale price of our common stock on the OTC Bulletin Board was $1.85 per share.


AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. FURTHER, THIS REGISTRATION STATEMENT REGISTERES FOR RESALE SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AT A 7% DISCOUNT TO THE VOLUME WEIGHTED AVERAGE MARKET PRICE OF OUR COMMON STOCK IN ORDER TO REDEEM UP TO $10 MILLION OF THE DEBENTURE. SUCH ISSUANCE MAY CAUSE DILUTION AND THE SALE OF SUCH SHARES OF COMMON STOCK ACQUIRED COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF THESE AND OTHER RISKS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our Company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The date of this prospectus is __________, 2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

PROSPECTUS SUMMARY                                                    1
RISK FACTORS                                                          3
        RISKS RELATED TO OUR BUSINESS                                 3
        RISKS RELATED TO INVESTMENT IN OUR SECURITIES                 7
USE OF PROCEEDS                                                       9
SELLING SECURITY HOLDERS                                             10
PLAN OF DISTRIBUTION                                                 12
LEGAL PROCEEDINGS                                                    14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS         15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT       16
DESCRIPTION OF SECURITIES                                            17
INTEREST OF NAMED EXPERTS AND COUNSEL                                17
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                           17
DESCRIPTION OF BUSINESS                                              18
        OVERVIEW                                                     18
        HISTORY                                                      18
        PRINCIPAL PRODUCT                                            18
        SALES AND DISTRIBUTION                                       19
        MANUFACTURING                                                20
        INTELLECTUAL PROPERTY                                        21
        MARKETABILITY                                                21
        COMPETITION                                                  22
        GOVERNMENTAL REGULATION                                      22
        RESEARCH AND DEVELOPMENT                                     23
        EMPLOYEES                                                    23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS                                            24
DESCRIPTION OF PROPERTY                                              27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                       27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS             28
EXECUTIVE COMPENSATION                                               30
REPORTS TO SECURITY HOLDERS                                          32
WHERE YOU CAN FIND MORE INFORMATION                                  32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE                                             32
INDEX TO FINANCIAL STATEMENTS                                       F-1

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus, including statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business," are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. While the Safe Harbor provided to forward-looking statement pursuant to the Reform Act may not be applicable, we note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

In this prospectus, we refer to Composite Technology Corporation and its subsidiaries as "we," "our," or "CTC" We refer to our subsidiaries collectively as "Subsidiaries."

OUR COMPANY

We have developed composite technologies and manufacturing processes for products used in the global electrical utility industry. Our principal product is our proprietary patent pending composite reinforced conductor known as the ACCC (Aluminum Conductor Composite Core) cable. Our ACCC cable can transmit up to two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow utility companies, power producers and transmission owners to easily replace transmission lines using standard installation techniques and equipment without modification to existing towers, thereby avoiding the deployment of new towers and establishment of easements, all of which may be costly, time consuming, controversial and harmful to the environment.

Independent reviews confirm that the use of our technology to replace existing lines could improve the reliability and reduce stress on the already overloaded electrical infrastructure at a fraction of the cost and in a much shorter time period than is required to obtain expensive new easements and build new tower systems for new lines.

Electricity now accounts for nearly 40% of total energy consumption in the United States and in other countries with similar levels of economic development. We believe that the electricity system has emerged as one of the world's most critical infrastructures because it enables all other infrastructures to function. To ensure the capability and reliability of electricity systems in the twenty-first century, new advanced materials, polymers, composites and special structures will be required. High-performance polymeric cables, such as our ACCC cables, are expected to meet the needs of the electrical industry because they are the same weight or lighter, have higher current carrying capacity and are better able to tolerate high stresses during emergency overload conditions than comparable conventional cables.

In November and December 2003, we produced our first commercial ACCC cable at General Cable, one of the largest cable manufacturers in North America using composite core we produced. We designed the cable to replace the "Drake" size cable commonly used in transmission lines and in larger distribution lines.

In December 2003, we received our first commercial order for our ACCC cable for a new transmission line in Kingman, Kansas. This order requires a smaller size ACCC cable to replace a "Hawk" size designation, which was manufactured during the third quarter of 2004 and first commercially installed during the third quarter of 2004. We continue to design and produce various sizes of ACCC cable to meet a range of customer requirements.

We maintain our principal offices at 2026 McGaw Avenue, Irvine, California 92614. Our telephone number at that address is (949) 428-8500. Our Web site address is www.compositetechcorp.com. The information contained on our Web site is not a part of this prospectus.

DEBT FINANCING


On August 17, 2004, CTC closed a financing transaction in which it sold 6% convertible debentures (the "Debentures") to select institutional accredited investors, in order to raise a total of $15,000,000. We received $5,000,000 upon closing and $10,000,000 was deposited into a Custodian Account to secure repayment of the Debentures. The Custodian of the Custodian Account is Feldman Weinstein LLP and the funds are held at Sterling National Bank. The Debentures will mature on August 17, 2007.

The investors may convert the Debentures into our common stock for $1.67 per share (the "Conversion Price"). The investors, however, may not voluntarily convert the Debentures if after giving effect to such conversion, an investor would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding. We may force conversion of all outstanding Debentures if the daily volume weighted average price of our common stock exceeds the Conversion Price by 150%. The Company, however, may not force conversion of the Debentures if after giving effect to such conversion, an investor would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding.

We may redeem up to the $10,000,000 held in the Custodian Account on a monthly basis starting after the effective date of a Registration Statement registering the common stock issuable upon conversion Debentures by exercising a monthly optional redemption (the "Monthly Redemption"). The minimum Monthly Redemption is $500,004. The Monthly Redemption may only be paid by the issuance of our common stock to the investors priced at 93% of the volume weighted average price of our common stock at the time of such Monthly Redemption. The Company, however, may not redeem the Debentures if after giving effect such redemption, an investor would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding. The conversion and redemption rights may be exercised prior to August 17, 2007, the maturity date.

If, at any time during the 12 month period following registration, we issue common stock or any type of securities ("Subsequent Financing") giving the holders thereof the right to purchase common stock at a price below the $1.67 per share conversion price, the investor shall be extended full ratchet anti-dilution protection on any outstanding Debenture and Warrant. After the 12 month period, the investor will be extended weighted average anti-dilution on all outstanding Debentures and Warrants if a Subsequent Financing takes place. However, if from months 31 to 36, we complete a Subsequent Financing and all of the amount raised is used to redeem the Debentures, then the investors will not be extended anti-dilution on any outstanding Debentures.

The following are all material events of default with respect to the Debentures if not cured with 10 trading days after notice: (i) default in the payment of principal or interested or liquidated damages; (ii) we fail to observe or perform any covenant or agreement in the Debenture or the related transaction documents; (iii) a default in any other material agreement, lease; (iv) we commence or any of our subsidiaries commence a case under bankruptcy or insolvency laws; (v) our common stock is not eligible for quotation or listed on a trading market; (vi) a change of control; (vii) this registration statement is not declared effective within 150 days after August 17, 2004 or the effectiveness of this registration statement lapses; (viii) we fail to deliver certificates to the investor prior to the 5th trading after a conversion date;
(ix) we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to an investor upon a conversion.

The investors also received warrants to purchase an aggregate of 3,453,947 shares of common stock 50% of which are at an exercise price of $1.75 per share and the balance of which are at an exercise price of $1.82 per share. Such warrants expire on the 4th year anniversary of August 17, 2004.

Lane Capital Markets ("Lane Capital"), acted as our exclusive placement agent and financial advisor in connection with the placement of the Debentures. In consideration for Lane Capital's services, Lane Capital will receive a fee of $1,050,000, of which $742,500 was paid upon closing and $307,500 is deferred, payable upon the earlier of: (A) a bookable (for accounting purposes) or realized revenue event to CTC greater than $2,000,000;or (B) the date that, in the aggregate, $5,000,000 of the cash held by the Custodian pursuant to the Custodial and Security Agreement dated August 17, 2004 entered into between CTC, Feldman & Weinstein and the Purchasers (the "Custodial Agreement") is released to CTC pursuant the Custodial Agreement. In addition, Lane Capital received a 4 year warrant to purchase 500,000 shares of our common stock with an exercise price of $1.82 per share. CTC may, subject to a 20 day notice, call the warrants if our common stock is equal to or exceeds 200% of their exercise price. Lane Capital has assigned these warrants to 3 of its principal managers as follows:

265,000 warrants to Ryan M. Lane, 135,000 warrants to John F. O'Brien and 100,000 warrants to John D. Lane.


THE OFFERING


We are registering 24,147,000 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling security holders include shares of our common stock which may be issued upon conversion of the Debenture and interest thereon, shares of common stock underlying warrants issued in conjunction with the Debenture and pursuant to the Purchase Agreement, dated as of August 17, 2004, and shares of common stock underlying warrants that were issued to our placement agent in conjunction with the placement of the Debenture.

                                  RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating CTC and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of CTC Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below and in our other SEC filings. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

RISKS RELATED TO OUR BUSINESS

WE ARE A "START-UP" COMPANY AND HAVE A LIMITED OPERATING HISTORY.

We are a "start-up" company and have a limited operating history. We are subject to business risks that are typical of "start-up" companies and "lead-time" factors are expected to affect the timing of our receipt of revenues. There can be no assurance that we will be able to generate any significant revenues. Until we generate significant revenues, we will experience negative cash flows and financial losses. Our ability to generate revenues may be affected by numerous factors. No assurance can be given that a demand for our product will develop or, if it does develop, that it will be sufficient to justify our investment in developing our intended business.

WE EXPECT FUTURE LOSSES AND WE MAY NOT BECOME PROFITABLE.

Prior to acquiring Transmission Technology Corporation ("TTC"), we were a shell corporation having no operating history, revenues from operations, or assets since December 31, 1989. We have not had any bookable revenues from operations subsequent to acquiring TTC though June 30, 2004. We may experience significant quarterly and annual losses for the foreseeable future.

We may not ever become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect the need to significantly increase our general administrative and product prototype and equipment prototype production expenses, as necessary. As a result, we will need to generate significant revenues to achieve and maintain profitability.

OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. For the fiscal year ended September 30, 2003 and 2002, we had a net loss of $(6,751,252) and $(4,518,082), respectively. For the same periods, we had negative cash flows from operations of $(2,022,935) and $(715,923), respectively. As of September 30, 2003, our accumulated deficit was $(11,796,877). At June 30, 2004, in accordance with our unaudited quarterly statements, we had an accumulated deficit of $(20,058,303). In accordance with our unaudited quarterly statements, we had an operating cash flow deficit of $(4,266,853) as of June 30, 2004, and an operating cash flow deficit of $(3,112,737), as of March 31, 2004, an operating cash flow deficit of $(1,224,719), as of December 31, 2003 and an operating cash flow deficit of $(3,002,203), as of September 30, 2003.

OUR INABILITY TO RAISE ADDITIONAL WORKING CAPITAL AT ALL OR TO RAISE IT IN A TIMELY MANNER WOULD NEGATIVELY IMPACT OUR ABILITY TO FUND OUR OPERATIONS, TO GENERATE REVENUES, AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS. SHOULD THIS OCCUR, THE VALUE OF YOUR INVESTMENT IN OUR COMMON STOCK COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

We will most likely need to raise cash and additional working capital to cover the anticipated shortfall in our cash and working capital until such time as we become cash flow positive based solely on our revenues less operating and other costs. Pursuant to the Debentures, we may drawdown up to an aggregate of $10,000,000 on a monthly basis starting after the effective date of a Registration Statement registering the common stock issuable upon conversion Debentures by exercising a monthly optional redemption (the "Monthly Redemption"). The minimum Monthly Redemption is $500,004. The Monthly Redemption may only be paid by the issuance of our common stock to the investors priced at 93% of the volume weighted average price of our common stock at the time of such Monthly Redemption. The extent we rely on the Debenture holders as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the commercialization of our products and services. If obtaining sufficient financing from our Debenture holders were to prove prohibitively expensive, for example if the volume weighted average price of our common stock is prohibitively low and if we are unable to commercialize and sell our products and services, we will need to secure another source of funding in order to satisfy our working capital needs. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.


THIS REGISTRATION STATEMENT REGISTERS FOR RESALE SHARES OF OUR COMMON STOCK
THAT MAY BE ISSUED AT A 7% DISCOUNT TO THE VOLUME WEIGHTED AVERAGE MARKET PRICE OF OUR COMMON STOCK IN ORDER TO REDEEM UP TO $10 MILLION OF THE DEBENTURE. SUCH ISSUANCE MAY CAUSE DILUTION AND THE SALE OF SUCH SHARES OF COMMON STOCK ACQUIRED COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Pursuant to the Debentures, we may redeem up to an aggregate of $10,000,000 on a monthly basis starting after the effective date of a Registration Statement registering the common stock issuable upon conversion of the Debentures by exercising a monthly optional redemption (the "Monthly Redemption"). The minimum Monthly Redemption is $500,004. The Monthly Redemption may only be paid by the issuance of our common stock to the investors priced at 93% of the volume weighted average price of our common stock at the time of such Monthly Redemption. As a result, the amount of common stock that we issue pursuant to such redemption will fluctuate based on the price of our common stock. Such issuance may cause substantial dilution depending on our stock price. Further, all shares issued pursuant to the redemption will be freely tradable once sold pursuant to the terms outlined in the Plan of Distribution in this prospectus. The lenders may sell none, some or all of the common shares issued at any time. We expect that the shares offered by this prospectus will be sold over a period of up to 24 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

OUR FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR GROWTH, LIMIT OUR ABILITY TO DEVELOP AND MARKET OUR PRODUCT AND HINDER OUR ABILITY TO COMPETE.

In order to fully exploit our business plan, we anticipate the need to raise significant additional funds. Failure to obtain adequate capital would: (i) restrict our growth; (ii) limit our ability to market our product; (iii) limit the development of our product; (iv) hinder our ability to compete; and (v) hinder our ability to continue our business operations. Any of these consequences would have a material adverse effect on our business, results of operations and financial condition.

TO SATISFY OUR CAPITAL REQUIREMENTS, WE MAY SEEK TO RAISE FUNDS IN THE PUBLIC OR PRIVATE CAPITAL MARKETS.

Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, or if any products developed are not well-received. We may seek additional funding through corporate collaborations and other financing vehicles or from loans or investments from new or existing stockholders. There can be no assurance that any such funding will be available to us, or if available, that it will be available on acceptable terms. If adequate funds are not available, we will not be able to complete the commercialization of any products that we may have developed. As a result, we may be required to discontinue our operations without obtaining any value for our products under development, thereby eliminating stockholder equity, or we could be forced to relinquish rights to some or all of our products under development in return for an amount substantially less than we expended to develop such products. If we are successful in obtaining additional financing, the terms of the financing may have the effect of diluting the holdings or adversely affecting the rights of the holders of common stock.

OUR PRODUCT MAY NOT BE ACCEPTED BY OUR POTENTIAL CUSTOMERS.

While we have received numerous serious inquiries about our products and technology, there can be no assurance that we will be able to profit from the development or manufacture of our products as planned, or that we will be successful in consummating sales of our products to our potential customers. Our ability to successfully commercialize our products will depend in part on the acceptance of our products by our potential customers, primarily the major utility companies. The failure of utility companies to purchase our products would have a material adverse effect on our business, results of operations and financial condition. Any unfavorable publicity concerning us or any of our products could have an adverse effect on our ability to achieve acceptance of our products by utility companies and to commercialize our products, which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

The transition from a small company focused on research and development of our products to a company with the additional focus on commercial production, marketing, and sales has placed and will continue to place a significant strain on our managerial, operational, and financial resources. Failure to manage our growth effectively could have a material adverse effect on our business, results of operations and financial condition. Significant additional growth will be necessary for CTC to achieve its plan of operation.

WE MAY NOT BE ABLE TO DIVERSIFY OUR OPERATIONS INTO OTHER INDUSTRIES.

Because of the limited financial resources that we have, we may not be able to diversify our activities into other areas outside the development, production, and commercialization of cable and support systems for use in electrical power transmission and distribution systems. Our inability to diversify our products into other areas will subject us to economic fluctuations within this industry and therefore increase the risks associated with our operations.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

Establishment of patents and other proprietary rights is important to our success and our competitive position. Accordingly, we intend to devote substantial resources to the establishment and protection of patents and other proprietary rights. There can be no assurance that the actions taken by us to establish and protect any patents or other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from prohibiting sales of any products we may develop in violation of the patents and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, patents and other proprietary rights we may establish or acquire or that we will be able to successfully resolve such conflicts.

There can be no assurance that any of our pending patents for our technologies and products will be issued. There can be no assurance that any patents related to the technology licensed under the new License Agreement will be issued.

WE DEPEND ON KEY PERSONNEL AND WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

Our success will be largely dependent, in particular, upon the continuing services of Benton H Wilcoxon, our Chief Executive Officer, and C. William Arrington, our President. If Mr. Wilcoxon or Mr. Arrington were unable to provide services to us for whatever reason, our business would be adversely affected. Neither Mr. Wilcoxon nor Mr. Arrington has entered into employment agreements with CTC

In addition, our ability to develop and market our products and to achieve profitability will depend on our ability to attract and retain highly talented personnel. We face intense competition for personnel from other companies. There can be no assurance that we will be successful in attracting and retaining key personnel. The loss of key personnel, or the inability to attract and retain the additional, highly-talented employees required for the development and commercialization of our products, could adversely affect our results of operations and our business.

A FAILURE TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH STRATEGIC PARTNERS MAY HARM OUR BUSINESS.

We will depend on establishing and maintaining relationships with strategic partners. Our ability to develop, produce, and market our products is dependent upon our ability to establish and maintain relationships with other companies and individuals. We may not be able to enter into relationships with these companies on commercially reasonable terms or at all. Even if we enter into these relationships, not all such relationships may result in benefits for our company.

WE CANNOT CONTROL THE COST OF OUR RAW MATERIALS.

Our principal raw materials will be glass and carbon fibers, plus various polymer resins and high-grade aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

INTERRUPTIONS OF SUPPLIES FROM OUR KEY SUPPLIERS MAY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

Interruptions or shortages of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We use a limited number of sources for most of the other raw materials that we use. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

WE ARE CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS.

Currently, three stockholders in the aggregate beneficially own or control approximately 37.2% of the outstanding common stock. As a result, these persons will have the ability to control substantially all matters submitted to our stockholders for approval and to control our management and affairs. See "Security Ownership of Certain Beneficial Owners and Management."

WE WILL LIKELY EXPERIENCE CUSTOMER CONCENTRATION.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.

OUR BUSINESS MAY BE SUBJECT TO INTERNATIONAL RISKS.

We are pursuing international business opportunities, including in China, Mexico, Brazil, Europe, Russia, the Middle East, certain far eastern countries and Africa. Risks inherent in international operations include unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers; challenges in staffing and managing foreign operations; differences in technology standards, employment laws and business practices; longer payment cycles and problems in collecting accounts receivable; political instability; changes in currency exchange rates; currency exchange controls; and potentially adverse tax consequences.

WE MUST COMPLY WITH ENVIRONMENTAL REGULATIONS.

Our intended operations are subject to various Federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. There are no material environmental claims currently pending or, to our knowledge, threatened against us. In addition, we believe our planned operations will be implemented in compliance with the current laws and regulations. We estimate that any expenses incurred in maintaining compliance with current laws and regulations will not have a material effect on our earnings or capital expenditures. However, there can be no assurance that current regulatory requirements will not change, that currently unforeseen environmental incidents will not occur, or that past non-compliance with environmental laws will not be discovered.

CHANGES IN INDUSTRY STANDARDS AND REGULATORY REQUIREMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as the "Institute of Electrical and Electronic Engineers" (IEEE), the European based "International Council on Large Electric Systems" ("CIGRE"), the "American Society of Testing and Materials" (ASTM) and the Canadian Standards Association. In addition, many of our products may become subject to the requirements of Federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. While certain legislative bills and regulatory rulings are pending in the energy and telecommunications sectors which could improve our markets, any delay or failure to pass such legislation and regulatory rulings could adversely affect our opportunities and anticipated prospects may not arise. It is not possible at this time to predict the impact that any such legislation or regulation or failure to enact any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

WE WILL EXPERIENCE COMPETITION FROM OTHER COMPANIES IN THE INDUSTRY.

Our competitors include makers of traditional bare overhead wire and other companies with developmental-stage products that have the potential to compete with ACCC cable. While we are not aware of any existing competing manufacturers that have been able to significantly and cost effectively increase the performance of the current electrical power transmission and distribution cables, there is no certainty that unique technological advances won't be achieved by our competition, with better capital resources, in the future. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Such competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us which may adversely affect our marketing strategies which could have a material adverse effect on our business, results of operations or financial condition. In addition, as we introduce new products, we will compete directly with a greater number of companies. There can be no assurance that we can compete successfully against current or future competitors nor can there be any assurance that competitive pressures faced by us will not result in increased marketing costs, loss of market share or otherwise will not materially adversely affect our business, results of operations and financial condition. See "Competition" under the section of this prospectus entitled "Description of Business."

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of CTC. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

TERRORIST ATTACKS AND OTHER ATTACKS OR ACTS OF WAR MAY ADVERSELY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.

The attacks of September 11, 2001, and subsequent events, including the military action in Iraq, has caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact our operations, or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

RISKS RELATED TO INVESTMENT IN OUR SECURITIES

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

Our common stock is traded in the OTC market through the OTC Bulletin Board. There is currently an active trading market for the common stock; however there can be no assurance that an active trading market will be maintained. Trading of securities on the OTC Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. There can be no assurance that the common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR COMMON STOCK.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE PRICE OF OUR COMMON STOCK IS VOLATILE.

The market price of the common stock may be subject to significant fluctuations in response to our operating results, announcements of new products or market expansions by us or our competitors, changes in general conditions in the economy, the financial markets, the electrical power transmission and distribution industry, or other developments and activities affecting us, our customers, or our competitors, some of which may be unrelated to our performance. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of common stock. The closing bid prices for the common stock has fluctuated from a high of $2.78 to a low of $0.08 since September 30, 2002.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid dividends on the common stock and do not anticipate paying such dividends in the foreseeable future.

WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO CERTAIN SUBSEQUENT PURCHASERS OF THESE SHARES.

Between March 18, 2003 and February 4, 2004 we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants pursuant to our 2002 Non-Qualified Stock Compensation Plan. Although we believed that we and our counsel had filed the appropriate registration statement on Form S-8, on February 5, 2004, it came to our attention that such registration statement had not been filed. It may be determined that such issuances were not exempt from registration or qualification under Federal and state securities laws, and we did not obtain the required registrations or qualifications. As a result, we may be subject to contingent liabilities from these investors, as well as subsequent purchasers of the shares directly and indirectly issued. These liabilities may include an obligation to make a rescission offer to the holders of these shares and options. If rescission is required and accepted, we could be required to make payments to the holders of these shares and options. In addition, Federal securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock that was not registered as required. If rescission is required, and any or all of the offerees reject the rescission offer, we may continue to be liable under Federal and state securities laws. See our disclosure titled "Stock Compensation Issuances."


A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES. THE EXERCISE OR CONVERSION OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON EXERCISE OF THESE OPTIONS OR WARRANTS ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

The exercise price or conversion price of outstanding options, warrants and convertible debentures may be less than your cost to acquire our common shares. In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.

                                 USE OF PROCEEDS


This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling security holders. We will receive no proceeds from the sale of shares of common stock in this offering. We have received $5,000,000 from the sale of Debentures, dated as of August 17, 2004, issued to certain investors pursuant to the Securities Purchase Agreement of even date therewith. We may receive up to $10,000,000 in proceeds from the conversion of our common stock issued to holders of the Debentures. In addition, we have issued warrants to the holders of the Debentures and the placement agent in connection with the Debentures. Should the holders of the warrants exercise their warrants, in their sole discretion, we may receive the proceeds from the exercise price. The proceeds from the sale of the Debentures, conversion of the Debentures and any proceeds from the exercise of the warrants will be used as follows:



                                                          $5 million           $10 million
                                                                (US$)                (US$)
Offering Expenses
      Payments to Lane Capital Markets                      1,025,000                    0
      CTC Legal Fees (estimated)                               54,427                    0
      Payment to Midsummer for legal fees                      20,000                    0
      Other Fees (approximate)                                  5,000                    0
      Registration & other expenses (estimated)                95,000                    0

      Sub Total                                             1,199,427                    0

Outstanding payables on closing
      Certain Aged Payables                                   400,000                    0

      Sub Total                                               400,000                    0

Marketing                                                     250,000              500,000

General & Working Capital                                   3,150,573            9,500,000

      Total                                                 5,000,000           10,000,000

                            SELLING SECURITY HOLDERS

The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is based on 110,641,059 shares of common stock outstanding as of September 10, 2004 and determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act. The information contained herein is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are affiliates of CTC, and nor have any of them had a material relationship with CTC during the past three years. None of the selling security holders are or were affiliated with registered broker-dealers. See "Plan of Distribution."


                                                                                     PERCENTAGE OF
                                                                                   OUTSTANDING SHARES
                                  SHARES BENEFICIALLY OWNED  SHARES TO BE SOLD IN  BENEFICIALLY OWNED
     SELLING SECURITY HOLDER           BEFORE OFFERING           THE OFFERING        AFTER OFFERING
-------------------------------------------------------------------------------------------------------
John F. O'Brien                           135,000 (1)               135,000                *
Bristol Investment Fund, Ltd.           3,069,200 (2)             3,069,200                *
Fred Debs                                  30,000 (3)                30,000                *
Alan Davis                                250,000 (4)               250,000                *
Rocci Howe                                468,000 (5)               468,000                *
IFC Credit Corporation                    104,000 (6)               104,000                *
Islandia L.P.                           4,189,032 (7)             4,189,032                *
John D. Lane                              100,000 (8)               100,000                *
Ryan M. Lane                              265,000 (9)               265,000                *
Long Term Capital Company                120,000 (10)               120,000                *
Media Relations Strategy Inc.            250,000                    250,000                *
Midsummer Investment, Ltd             10,759,500 (11)            10,759,500                *
Omicron Master Trust                   3,701,268 (12)             3,701,268                *
Mike McClendon                            16,000 (13)                16,000                *
Stephen Meldrum                          115,000 (14)               115,000                *
Doug Metz                                 16,000 (15)                16,000                *
Prima Capital Inc.                       150,000 (16)               150,000                *
Barry Sedlik                              20,000                     20,000                *
Michael Tarbox                           250,000 (17)               250,000                *
The Taxin Network, Inc.                  115,000 (18)               115,000                *
Rudy Trebels                              16,000 (19)                16,000                *
Brad Wheatley                              8,000 (20)                 8,000                *

                      Total          24,147,000



(1) Includes up to 135,000 shares of common stock underlying warrants. Lane Capital Markets received these warrants as a partial fee in connection with the placement of the Debentures and subsequently assigned them to John F. O'Brien.


(2) Includes up to 2,408,674 shares of common stock underlying the Debenture and interest thereon and up to 460,526 shares of common stock underlying warrants; also includes 200,000 shares of common stock underlying warrants issued December 16, 2003. Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Advisors, LLC and as such has voting and investment control over these securities. Mr. Kessler disclaims beneficial ownership of these securities.

(3) Includes up to 30,000 shares of common stock underlying warrants.

(4) Includes up to 250,000 shares of common stock underlying warrants.

(5) Includes up to 300,000 shares of common stock underlying warrants.

(6) Includes up to 104,000 shares of common stock underlying warrants. Rudy Trebels is the controlling person of IFC Credit Corporation.

(7) Includes up to 3,516,664 shares of common stock underlying the Debenture and interest thereon and up to 672,368 shares of common stock underlying warrants. Richard O. Berner, Thomas R. Berner and Edgar R. Berner are the controlling persons of Islandia L.P.


(8) Includes up to 100,000 shares of common stock underlying warrants. Lane Capital Markets received these warrants as a partial fee in connection with the placement of the Debentures and subsequently assigned them to John Lane.


(9) Includes up to 265,000 shares of common stock underlying warrants. Lane Capital Markets received these warrants as a partial fee in connection with the placement of the Debentures and subsequently assigned them to Ryan Lane.

(10) Includes up to 120,000 shares of common stock underlying warrants. John Vornle is the controlling person of Long Term Capital Company.

(11) Includes up to 9,032,526 shares of common stock underlying the Debenture and interest thereon and up to 1,726,974 shares of common stock underlying warrants. Michel A. Amsalem and Scott D. Kaufman are the controlling persons of MidSummer Investment, Ltd.

(12) Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of September 10, 2004, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester.

(13) Includes up to 16,000 shares of common stock underlying warrants.

(14) Includes up to 115,000 shares of common stock underlying warrants.

(15) Includes up to 16,000 shares of common stock underlying warrants.

(16) Includes up to 150,000 shares of common stock underlying warrants. Elias Argyropoulos is the controlling person of Prima Capital Inc.

(17) Includes up to 250,000 shares of common stock underlying warrants.

(18) Includes up to 115,000 shares of common stock underlying warrants. Ed Taxin is the controlling person of The Taxin Network, Inc.

(19) Includes up to 16,000 shares of common stock underlying warrants.

(20) Includes up to 8,000 shares of common stock underlying warrants.

                              PLAN OF DISTRIBUTION

Each selling security holder of our common stock, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling security holder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o settlement of short sales entered into after the date of this prospectus;

o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed CTC that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. Further, to the extent applicable, the selling security holders or any other person must comply with Rule 105 of Regulation M, as amended, which provides that it is unlawful for any person to cover a short sale with securities purchased from an underwriter or broker or dealer if such short sale occurred during the shorter of the period beginning five business days before the pricing of the offered securities and ending with such pricing period. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                LEGAL PROCEEDINGS

The following discussion discusses all known or anticipated material pending legal proceedings commenced by or against CTC or its wholly owned subsidiaries, Transmission Technology Corporation ("TTC"), CTC Cable Corporation ("CCC"), CTC Wind Systems ("CWS"), CTC Towers & Poles Corporation ("TPC"):

J.P. Turner & Company, L.L.C. ("J.P. Turner") initiated an arbitration before the National Association of Securities Dealers in February 2004 alleging Composite Technology Corporation ("CTC") breached a finder's agreement by failing to pay certain fees to J.P. Turner. CTC disputes that any breach of the agreement took place and denies that J.P. Turner made any introductions of investors to CTC which directly lead to financing. CTC has filed a counterclaim against J.P. Turner alleging claims of fraud against J.P. Turner arising out of misrepresentations made by J.P. Turner concerning an investment opportunity. J.P. Turner seeks $200,000 in monetary damages, a warrant to purchase 200,000 shares of CTC common stock at an exercise price equal to the closing bid on December 17, 2003, pre -judgment interest as of December 18, 2003, reasonable attorneys' fees and costs. CTC seeks compensatory damages in an amount according to proof, punitive damages, and reasonable attorneys' fees and costs based upon its counterclaims. CTC filed its Statement of Answer and Counterclaims on May 17, 2004. The matter is presently set for hearing in February 2005. CTC recently asked the panel of arbitrators assigned to the matter to change the location of the hearing from Georgia to California. The arbitrators denied the motion for change of venue and the hearing is scheduled to proceed in Georgia next year.

On October 16, 2003, CTC filed suit against Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox at the Orange County Superior Court. CTC alleges causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission and economic duress arising out of certain subscription and related agreements among the Company and the defendants. In connection with such agreements, CTC issued to Acquvest, Inc. and Patricia Manolis, in April 2003 and September 2003, a total of 150,000 units for a total purchase price of $375,000. Each unit consists of 10 shares of unregistered, restricted common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The agreements provide for the issuance of up to an additional 550,000 of such units for the same purchase price of $2.50 per unit, subject to certain conditions, and registration of share issuances under the Securities Act of 1933. The additional units have not been issued and the additional purchase consideration has not been paid. The parties disagree as to their respective rights and obligations with respect to the original issuances and such additional units. 10,000 units were also issued to Paul Koch for services in connection with such agreements, and a dispute has arisen as to his entitlement to those and additional units and warrants in connection with the agreements. The defendants deny CTC's material allegations and intend to assert cross-claims against CTC. CTC is seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against the defendants. CTC believes the defendants will seek the same relief and issuance of the additional units against CTC and CTC's officers. By a letter to CTC's counsel dated September 8, 2004, Acquvest stated that it was waiving the contractual conditions to its purchase of an additional 400,000 units under its subscription agreement and was tendering $1,000,000, which was available on deposit, to CTC as payment for the units. On May 13, 2004, the court sustained the defendants' demurrers as to CTC's causes of action for breach of contract, fraudulent inducement, rescission (only as against Patricia Manolis) and economic duress and the defendants' motion to strike CTC's request for punitive damages based on the rescission and economic duress causes of action, with leave for CTC to amend its complaint. CTC has filed an amended complaint. The defendants recently changed litigation counsel, which has resulted in an informal stay of the proceedings pending confirmation of the new counsel. Trial has been set for May 9, 2005.

On November 4, 2003, Ascendient Capital Group LLC, Mark Bergendahl, and Bradley Wilhite ("Plaintiffs") filed suit in Orange County Superior Court alleging causes of action against CTC and its CEO, Benton Wilcoxon, personally ("Defendants") for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement (the "Agreement") allegedly executed between CTC and Ascendiant. CTC denies the material allegations and, on November 10, 2003, CTC filed a case in Orange County Superior Court against Plaintiffs alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between Plaintiffs and Wilcoxon. CTC is seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against Plaintiffs. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before the Honorable Robert Thomas Ret. at JAMS - Orange County. The remaining claims and cross-claims not arising out of the Agreement remain pending before Judge Thrasher of Orange County Superior Court. On May 28, 2004, CTC's demurrers to Plaintiffs' causes of action in the arbitration for specific performance, negligent misrepresentation and breach of covenant of good faith and fair dealing were sustained, with leave to amend, as well as CTC's motion to strike Plaintiff's claims for punitive damages. Plaintiffs subsequently filed an amended complaint. Judge Thomas has reserved ruling on Plaintiffs' demurrers and motion to strike in the arbitration pending the outcome of the ruling on Plaintiffs' demurrers and motions to strike filed with respect to CTC's cross-claim pending in the superior court. Judge Thrasher recently issued an order exempting this case from post pre-trial deadlines and noting that he expects that the case will not proceed to trial within 24 months of the date of filing.

Other than the matters discussed above, we are not aware of any material pending legal proceedings involving CTC or its subsidiaries.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of our directors and officers.

           Name             Age                  Position Held                 Officer since   Director since
           ----             ---                  -------------                 -------------   --------------
Benton H Wilcoxon            54     Chief Executive Officer, Chairman of the      2001              2002
                                    Board and Acting Chief Financial Officer

C. William Arrington         63     President and Director                        2001              2002

Dominic J. Majendie          42     Secretary                                     2004

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

BIOGRAPHICAL INFORMATION

BENTON H WILCOXON, 54, has been our Chief Executive Officer since November 3, 2001 and Chairman of the Board and a Director since February 2002. Currently, he is also the acting Chief Financial Officer of CTC. He also is Chairman and Chief Executive Officer of CTC's 100% owned subsidiaries TTC, CCC, CWS and TPC. From 1998 to 2001, he was a consultant for Magnesium Alloy Corporation, a Canadian company involved in the development of magnesium salt deposits and served as a Director from 1998 until December 2003. Between 1998 and 2000 he was a consultant to Macallan & Callanish Ltd., regarding business in Russia and Ukraine. Mr. Wilcoxon held senior positions with Ashurst Technology Ltd., a Bermuda corporation, from 1991 to 1997, culminating as Chairman, Chief Executive Officer and President. Ashurst Technology Ltd. commercialized advanced materials technologies, primarily from the Ukraine.

C. WILLIAM ARRINGTON, 63, has been our President since November 3, 2001 and a Director since February 2002. He also is President and Chief Operating Officer of CTC's 100% owned subsidiaries TTC, CCC, CWS and TPC. Prior to that, Mr. Arrington has headed his own consulting firm for more than six years. He has over 30 years experience in the electrical energy industry, both generation and transmission.

DOMINIC J. MAJENDIE, 42, was appointed Secretary in August 2004. He has held the position of Director of Operations for EMEA since October 2002. From October 2001 to September 2002, Mr. Majendie was the General Manager of Middle East Telecommunications Company FZ-LLC, Dubai UAE, with the responsibility for operations including VoIP telecommunications operations and tendering for telecommunications network construction. Mr. Majendie has worked in the senior management of new materials, technology, IT and telecommunications companies in North America, Europe, Ukraine, and the Middle East. From April 1999 to October 2001, Mr.. Majendie served as the Chairman of the Supervisory Board of ZAT 'Telesystems of Ukraine,' where he was responsible for the reorganization of the business and the company as well as guiding strategic, marketing and business planning, and negotiations with investors, equipment suppliers and partners for the launch of a mobile and local access telecommunications network. He has a law degree from Geneva University, Switzerland.

There are no family relationships among the foregoing directors and executive offices. None of the directors or executive officers has, during the past five years: (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding; (c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and (d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 10, 2004, determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act by (i) each person who is known by CTC to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each director and executive officer of CTC, and
(iii) all directors and executive officers of CTC as a group. Unless otherwise indicated below, to the knowledge of CTC, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 2026 McGaw Avenue, Irvine California 92614.

                                                                     Amount and Nature of Beneficial      Percent
  Title of Class          Name and Address of Beneficial Owner                 Ownership                 of Class
  --------------          ------------------------------------       -------------------------------     --------
Common                    Benton H Wilcoxon                                   19,858,442 (1)               17.9%
Common                    C. William Arrington                                20,631,642 (2)               18.6%
Common                    G. William Harrison (3)                              5,764,461 (4)                5.2%
Common                    Dominic J. Majendie                                    675,000 (5)                  *

                              All officers and directors as a group           40,402,824                   37.2%

* less than 1%.

(1) Includes an option to purchase up to 635,216 shares of common stock, of which 381,130 may be exercised within the next 60 days.

(2) Includes an option to purchase up to 635,216 shares of common stock, of which 381,130 may be exercised within the next 60 days.

(3) The address of G. William Harrison is 26218 James Drive, Grosse Lle Michigan 48138.

(4) Represents beneficial ownership of shares indirectly owned or controlled by
G. William Harrison, an outsider who is not a director or officer of CTC: George
W. Harrison, III Trust (538,318 shares); Kathleen M. Harrison Trust (440,322 shares); Bridgestone Capital Group, LLC (Mr. Harrison is Chairman of the Board and President) (1,000 shares); and Red Guard Industries, Inc. (Mr. Harrison is Chairman of the Board) (4,784,821 shares).

(5) Includes an option to purchase up to 1,000,000 shares of common stock, of which 425,000 may be exercised within the next 60 days.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our charter authorizes us to issue up to 200,000,000 shares of common stock, par value $.001 per share. As of September 10, 2004, 110,692,432 shares of our common stock were issued and outstanding. Our common stock is traded on the OTC Bulletin Board under the symbol "CPTC."

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of common stock would be entitled to receive a pro rata share in any dividend available to holders of common stock. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Singer Lewak Greenbaum & Goldstein LLP audited our financial statements at September 30, 2003 and S.W. Hatfield CPA audited our financial statements at September 30, 2002, as set forth in their reports. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP and S.W. Hatfield CPA, given on their authority as experts in accounting and auditing.

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered.

Neither the foregoing experts nor counsels own any interest in us.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of CTC To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of CTC to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

OVERVIEW

We provide high performance advanced composite core conductor cables for electric transmission and distribution lines. The proprietary new Aluminum Conductor Composite Core ("ACCC") cable is capable of transmitting twice as much power as conventional conductors of the same size and weight. ACCC can solve line sag problems, create energy savings through less line losses, has significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow transmission owners, utility companies, and power producers to easily replace transmission lines without modification to the towers using standard installation techniques and equipment, thereby avoiding the deployment of new towers and establishment of new rights-of-way that are costly, time consuming, controversial and may impact the environment. We have established strategic relationships with existing cable manufacturers to expand production and facilitate deployment to end users worldwide. Follow-on products include proprietary electrical towers and poles, wind turbine erection and support systems. See also Company Web site at: www.compositetechcorp.com. The information contained on our Web site is not a part of this prospectus.

HISTORY

We are based in an Irvine, California. We were incorporated under the laws of the State of Florida on February 26, 1980 as Eldorado Gold & Exploration, Inc. On January 13, 1987, we amended our Articles of Incorporation to change the corporate name to Eldorado Financial Group, Inc. and modified our capital structure to allow for the issuance of up to 100,000,000 shares of common stock at $0.001 par value per share.

On June 27, 2001, we changed our state of incorporation from Florida to Nevada by means of a merger with and into Eldorado Financial Group, Inc., a Nevada corporation formed on June 25, 2001, solely for the purpose of effecting the reincorporation.

On November 3, 2001, we exchanged 60,000,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of Transmission Technology Corporation ("TTC"), a privately-owned Nevada corporation incorporated on March 28, 2001. TTC was first formed to secure a license agreement related to patent-pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became our wholly-owned subsidiary. The Bylaws of TTC became our Bylaws.

In conjunction with the November 3, 2001, transaction, we changed our corporate name to Composite Technology Corporation and amended our Articles of Incorporation to allow for the issuance of up to 5,000,000 shares of $0.001 par value Preferred Stock from none previously authorized and for the issuance of up to 200,000,000 shares of $0.001 par value common stock from the 100,000,000 shares previously authorized.

On December 28, 2001, our Board of Directors, and the Board of Directors for TTC established the initial year-end of September 30 for TTC and, concurrently, elected to change our fiscal year-end from December 31 to September 30. This action was taken after an evaluation and review of the November 3, 2001, acquisition transaction, our operations and the operations of TTC.

Our acquisition of TTC effected a change in control and was accounted for as a "reverse acquisition" whereby TTC is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the reset year-end of September 30, 2001, the financial statements of CTC reflect the historical financial statements of TTC from its inception on March 28, 2001,and our operations subsequent to September 30, 2001, as retroactively adjusted for the transactions on November 3, 2001.

PRINCIPAL PRODUCT

Our principal product is our proprietary patent pending ACCC cables which have been developed over the past three years. These unique electrical transmission and distribution cables are able to deliver more power (ampacity) than conventional ACSR (aluminum conductor steel reinforced) cables that are in worldwide use today. ACCC cables are similar in weight and size to typical conventional steel reinforced cable, but they have a much higher ampacity rating, thus allowing them to replace existing overhead lines without structural modification of the supporting tower systems while allowing far more power to be transmitted. Independent reviews confirm that the use of this technology to replace existing lines could improve the reliability and reduce the stress on the overloaded electrical infrastructure at a fraction of the cost and in a much shorter time period than is required to create expensive new rights-of-way and build new tower systems to run new lines. Our technologies are based upon a high-strength composite core that replaces steel cores found in most conventional cables, resulting in extremely low sag even at high temperature operation. An additional feature is cooler operation since there are less line losses associated with inductive heating involved with steel cores, resulting in energy savings and lower electromagnetic fields. The cables' greater power throughput is primarily due to higher conductivity as a result of the addition of significantly more aluminum in the same size cable and the use of pure annealed aluminum rather than the less conductive aluminum alloy in use today. ACCC cable is truly an engineered product that can be designed and manufactured to satisfy unusual utility requirements, such as providing individual conductor specifications to rapidly and cost-effectively solve problems in ways previously thought to be unachievable. An example is a utility with existing, aging support structures that must be de-rated due to their age and condition, where we can provide ACCC unique designs to allow installation of lighter conductors with far greater ampacity than normally available to utility planners. Another example is , should a new pathway become necessary due to the establishment of a new generation source, for instance, the added strength of the ACCC conductor could allow significant cost reductions by increasing the span lengths between support structures, thereby decreasing the number of structures required.

In addition, the ACCC cable's outside conductive wire portion is the same diameter and helical configuration as the conventional ACSR cable, which means that it can be handled and spliced with minimal re-training of utility linemen. The only difference is the splicing of the inside composite core (and the splicing of the fiber optic bundle, if requested by the utility). The splicing techniques have been developed and demonstrated by technicians retained by us. Further, FCI/Burndy, one of the world's largest cable hardware manufacturers, is now making and successfully testing, in both the lab and in field trials, first generation connecting hardware for ACCC conductor.

Electricity now accounts for nearly 40% of total energy consumption in the United States and in other countries with similar levels of economic development. The electricity system has emerged as the world's most critical infrastructure, in the sense that it enables all other infrastructures to function. To ensure the capability and reliability of electricity systems in the twenty-first century, new advanced materials, polymers, composites and special structures will be required. High-performance polymeric cables, such as our ACCC cables, are expected to meet the needs of the electrical industry because they are the same weight or lighter, have a higher current carrying capacity and are better able to tolerate high stresses during emergency overload conditions. These new conductors will also have improved resistance to environmental degradation and, as such, should deliver longer and more reliable service life.

The US Department of Energy and electrical industry leaders agree that there is an immediate need for a reasonably priced higher performance cable. This urgent need was clearly confirmed in the August 14, 2003 northeast blackout when 50 million people lost electrical power. Recent industry research has focused primarily on superconductors, which are very expensive and require constant cooling to cryogenic temperatures. While superconductors perform with low transmission losses, their much higher price, larger size, and increased maintenance constraints make them suitable only for select underground lines in highly congested power centers, such as New York City. We do not believe that this technology will be used in overhead transmission or distribution systems in the foreseeable future.

In November/December 2003, the first commercial ACCC cable was produced under contract with General Cable, one of the largest cable manufacturers in North America, using composite core we produced. The cable was designed by us to replace the ACSR "Drake" size (795 kcmil area) cable commonly used in transmission lines and in larger distribution lines. There are many other similar versions of ACSR cables with different specifications that will also be produced using the similar arrangements as the ACCC cable versions of the Drake model produced by General Cable. ACCC's unique core simply replaces the steel wires in the center of the ACSR with pultruded composite profiles. Therefore, the handling and splicing of the ACCC cable is similar to conventional cables, except for the joining of the composite core. Our ACCC cable that replaces "Drake" size, as well as our "Hawk" size conductor have already been manufactured for market utilization.

In December 2003, the first commercial order was received for our ACCC cable for a new transmission line in Kansas. This order requires a smaller size ACCC cable to replace a "Hawk" size designation, which was first manufactured during the third quarter 2004, and first commercially installed during the third quarter of 2004. We will continue to design and produce other sizes of ACCC cable to fill customer requirements, as orders dictate.

SALES AND DISTRIBUTION

During Fiscal Year 2003, we continued developing numerous key contacts with several North American and foreign cable manufacturers having an established, successful distribution network of existing mature customers to deploy our products. We have also opened discussions with direct end-users of our products. We anticipate that these distribution channels/methods/contacts will continue to yield successful results during Fiscal Year 2004. We believe that the completion of several smaller "demonstration" scale projects currently completed and underway, will open up opportunities for larger scale projects during Fiscal Year 2005 and beyond. We are also seeking to distribute our products internationally through joint ventures and/or other contractual relationships with cable manufacturers that are designed to fit the laws and tax structures of the countries where they will be domiciled. Active discussions are underway on five continents and a memorandum of understanding to provide product for the Chinese market has already been signed (see Jiangsu).

The first sale of 21 circuit miles of our products (Engineering Procurement and Construction contracts valued up to $2.675 million) was signed in December 2003 in the state of Kansas involving a major utility and a municipal end user. Our initial ACCC cable sales efforts are being targeted at potential customers that have the greatest need for a solution to congested line circuits or aging transmission systems. We have initiated discussions with potential customers for our ACCC cable including generation companies and transmission grid owners located throughout the United States and the world, as well as various local, state and Federal government agencies in the United States, Canada and Mexico. In order to further this effort, demonstration activities are in process with the U.S. Department of Energy's offices at Oak Ridge, Tennessee (ORNL) and the Western Area Power Administration (WAPA) in Phoenix, AZ, as well as for National Grid's Niagara Mohawk subsidiary. An understanding in principal has also been reached with the New York State Energy Research and Development Authority (NYSERDA) for supply of a power drop using ACCC to supply their new state-of-the-art Saratoga Technology + Energy Park near Saratoga, NY. Other installations, such as at EPRI's Haslet, Texas facility and Holland, Michigan's BPW, have already been completed, while others are being planned.

In July 2004, we signed a memorandum of understanding for the formation of a joint venture with Jiangsu Far East Group Limited (Jiangsu) for the manufacturing and sale of a minimum of 30,000 kilometers (18,641 miles) of our production lines, annually. Under the terms of the memorandum, we will hold an initial 45% interest and Jiangsu will hold an initial 55% interest. There is a provision for a third Chinese entity that would alter the parties percentage interests as follows; CTC at 40%, Jiangsu at 40%, and the third party at 20%. CTC will contribute a license to manufacture and sell ACCC cable technology within China for its initial capital contribution and Jiangsu will be responsible for an initial $30 million contribution. The agreement specifies completion of joint venture documents by the end of the year. The memorandum also calls for the purchase of multiple production lines from Composite Technology Corporation.

Our products are targeted at an industry which is mature in North America and developing in various other countries around the world, such as the UK, France, China, Iraq and South America. Although the power generation and distribution industry is relatively conservative by nature and evolution, events impacting domestic electric distribution, such as the August, 2003 northeast blackout, followed by several European blackouts, cause us to believe that our products will be accepted on a more rapid than "normal" product evaluation process. We have produced several miles of ACCC cable for demonstrations during Fiscal Year 2004 in the North American, Chinese, European and South American markets.

Following a parallel path sales strategy, we have continued to be in contact with selected companies or agencies that are in early stages of project development of generation facilities requiring new transmission or distribution systems.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers.

We also believe that the utility industry will benefit significantly through simplified installation methods, as well as through the introduction of emerging innovation. New product lines should also provide further value for the utility companies, while adding new revenue streams for us.

MANUFACTURING

We design, prototype and produce our proprietary high speed composite core manufacturing systems for our own use and for sale to our joint venture partners and/or licensees, as appropriate. We will, in most instances, produce cable through relationships with existing cable makers, by having them add helically stranded combinations of individual aluminum wires around the composite core we or our joint venture partners or subcontractors supply.

The composite cores produced by us, and tested by independent laboratories, are manufactured using a proprietary pultrusion process. This process allows numerous glass and carbon filaments to be pre-tensioned, impregnated with high performance thermoset resin systems, and rapidly cured as the product emerges through a heated die. The shape of the various dies dictates the finished shape of the pultruded parts. The proprietary resin formulations used by us are highly resistant to temperature, impact, tensile, and bending stresses, as well as to the harsh environmental conditions encountered in the field. In addition to the pultruded products' structural attributes, long life and resistance to high energy electrical fields are the processing advantages. Thermoset resin systems, rapidly catalyzed by chemical and heat reactions, allow the potential of higher-speed processing. We have started to develop higher-speed processing technologies, through scaled prototypes, and intend to build production-ready equipment in Fiscal Years 2004 / 2005.

We have started to manufacture our ACCC cable core at our facilities and currently through a single American subcontractor, though others may become qualified, as necessary. We have wrapped the core with aluminum to produce a finished product using a major cable manufacturer as subcontractor in order to reduce market entry time and costs. We believe that these methods allow us to produce ACCC cables with much lower initial capital expenditures while allowing a more rapid deployment of CTC's products. Presently we can produce approximately 10 miles of ACCC cables per day but expect to increase production to approximately 100 miles per day, or more, using our own facilities and subcontractors, as the market requirements and order book dictate. Arrangements are also being discussed for expansion of in-house production capacity if orders exceed our planned capacity.

In any of these scenarios, we anticipate a potential need for additional capital to facilitate the development of our products. We anticipate debt financing or sale of our equity securities, either through private placements or secondary public offerings, to raise the necessary capital to execute our production plan. We may also secure license payments and/or venture relationship payments from prospective manufacturers and/or secure deposits on products/machines ordered.

Our principal raw materials are glass and carbon fibers, plus various polymer resins and high-grade aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly in the past and may vary significantly in the future.

INTELLECTUAL PROPERTY

We filed U.S. Provisional Patent Application No. 60/374,879 on April 23, 2002. We filed PCT Application Serial No. PCT/US03/12520 on April 23, 2003, and United States Continuation-In-Part Applications Serial Nos. 10/692304, filed October 23, 2003; 10/691447, filed October 22, 2003; and 10/690839, filed October 22,
2003 and additional applications thereafter. We have preserved all of our foreign filing options of interest. The inventors of record of all of our applications are Dr. Clem Hiel and Mr. George Korzeniowski. Dr. Hiel is world-renowned in the field of composite materials engineering and design. Mr. Korzeniowski has a long and very distinguished career dealing directly with design, building and operating pultrusion processing equipment for composite products manufacturing. Our patent applications deal with novel composite materials, a range of materials for such composites, processing to produce composite materials, range of operating characteristics, and various products made from such composite materials. The primary products disclosed are electrical transmission conductors that substitute the related composite materials in place of standard steel reinforced cable. The composite materials are characterized by both chemistry and physical properties, and particular examples are included. Product characteristics such as ampacity, elevated operating temperatures, lower electrical resistance, light weight, high strength composite fiber packing density, corrosion, stiffness, thermal expansion, toughness, fatigue life, creep resistance, wear resistance and fiber strength are addressed. Novel pultrusion processing techniques are also disclosed, which techniques are applicable to both the conductor applications as well as other composite based products. Numerous cross sectional cable designs are disclosed, as well as various methods and designs for splicing composite cables. Transmission systems incorporating our novel composite cables are also addressed.

Based on available information, and after prior art searches by our patent strategists, we believe our pending patent applications provide the basis for us to, over time, be issued a number of separate and distinct patents. Our patent applications will continue to be supplemented with new information based on our prototype preparation and testing. Our patent applications specifically focus on materials and conductors conforming to industry specifications and requirements, as presently in place and as anticipated for the future. If we are successful in being granted patent protection consistent with the disclosures in these applications, it is anticipated that we will have a dominant position in the field of composite-based electrical conductors.

CTC has entered into a License Agreement granting CTC the exclusive license for use of any components in CTC's ACCC products that include items contained in patent claims granted to W. B. Goldsworthy and Associates ("WBGA") by the U.S. Patent and Trademark Office ("USPTO"). This License Agreement also provides CTC a broader non-exclusive license for any other pultuded composite core electrical cable designs characterized by WBGA as CRAC-1 in the License Agreement. This License Agreement bears a 2% royalty on net sales revenues for that component of ACCC using any patent claim issued to WBGA and a 1% royalty for any component of the CRAC-1 technology, if any, used by CTC, provided WBGA is granted valid patent claims by USPTO. To date no such claims have been granted by USPTO to WBGA. We have been notified that the rights to this License Agreement as Licensor have been transferred to James M. Dombroski pursuant to Mr. Dombroski's execution of a lien on the asset dated December 29, 2003. Mr. Dombroski further transferred this Agreement to Gift Technologies, L.P.. The duration of the License Agreement is for the life of any patent granted to WBGA by USPTO for the specific technologies licensed herein. No relevant patents have issued to date. To the best of our knowledge, the only applicable patent application was filed on November 1, 1999. The application received a final rejection from the US Patent and Trade Office on June 9, 2001. We have no knowledge of the status of the application following this final rejection. The Goldsworthy application generally discloses a composite reinforced electrical transmission conductor. CTC does not believe that this application will issue into a patent. If the application does issue as a patent, the License Agreement grants CTC both exclusive and non-exclusive rights to the patent and all improvements as referred to hereinabove and more specifically set forth in the License Agreement itself.

We are currently pursuing patent protection for other composite based products and applications. It is anticipated that these additional patent applications will be filed in the near future. We also anticipate filing trademark applications to secure protection of our trademarks.

MARKETABILITY

The U.S. Department of Energy has reported that much of the nation's electrical transmission and distribution infrastructure is rapidly becoming incapable of meeting the demands of our modern economy since the consumption of electricity has doubled over the last 10 years. Traditionally, utilities would be adding new transmission capacity to handle the expected load increase, but because of difficulty in obtaining permits and the uncertainty over receiving an adequate rate of return on investment, the total of transmission circuit miles added annually has been stagnant. Obtaining approval to site and build new electricity transmission is becoming more difficult due to environmental concerns, the perceived health effects of electric and magnetic fields, interest groups' concerns, and the concern that property values would decline along transmission line routes. In the period from 1985 to 1990, 10,000 new circuit miles were added in the United States, while only 4,000 circuit miles were added in the period from 1990 to 1995. We believe that there is an increased need for new conductors that deliver more power at a reasonable cost on the existing tower system.

COMPETITION

There are three principal manufacturers of traditional bare overhead (ACSR) conductors which supply the most of the United States market: Southwire Company, General Cable Corporation and Alcan Cable. Outside of the United States market, key manufacturers for ACSR cable include Nexans in Europe, Pirelli Cable in Europe, Condumex in Mexico, Jiangsu Far East Group Company, Ltd., in China, Aberdare in South Africa, and numerous others.

Some of these cable manufacturers produce variations of ACSR called ACSS ("Aluminum Conductor Steel Supported") using higher strength steel alloys that can also utilize trapezoidal shaped wires, similar to CTC's cable, but with reduced tensile strength and higher cost. When compared with our ACCC cables, the Company believes that ACSS cable: (i) has less aluminum conductive cross-sectional area than ACCC cables resulting in less power capacity; (ii) has much higher sag than ACCC cables; (iii) has line losses associated with inductive heating of a ferromagnetic core; (iv) has more electromagnetic field generation; and (v) with respect to new line projects, would require a greater number of taller towers than ACCC cables; its only advantage over the ACCC cable is that it is slightly less expensive.

The following developmental-stage efforts may eventually compete with our ACCC cable:

o 3M Company reports that they have developed Aluminum Conductor Composite Reinforced (ACCR), a new metal / ceramic matrix core conductor under testing, which they claim is expected to have increased ampacity over ACSR by 1.5 to 3 times at very high temperatures. Its price is reported to be seven to nine times higher than ACSR. We have not seen any published performance data from independent third parties as to certified test results for this conductor, although our study of available data indicates that our ACCC cable will have higher performance specifications at equivalent temperatures. 3M Company literature also indicates that some modifications from the ACSR-norm in handling and installation procedures may be required. Such literature also notes that the conductivity of the aluminum is lower than the aluminum in conventional ACSR and also lower than our ACCC. We have not been able to determine when the product will be commercially available.

o Korea Electric Power Corporation completed 24 overhead transmission line upgrade projects between 1994 and 1997 where they replaced existing conductors with high-ampacity conductors using existing towers and rights-of-way. They used the "Super Thermal Resistant Aluminum Alloy Conductor with Invar Reinforcement" ("STACIR"), first introduced in 1994. The cable can operate to 210 degrees Celsius with its ampacity approximately doubled. The cost of STACIR is estimated to be four to seven times higher than ACSR with slightly increased line losses. Limited market acceptance of this product has occurred, although we believe that it is mainly in Korea.

o A multi-sectioned cable known as the GAP cable has been introduced by Sumitomo. This conductor has reportedly experienced mixed results in various applications and industry evaluation continues. Some difficulties in handling and installing this conductor have been reported. We believe that significant structural strengthening is required for its use.

o Several companies are in the preliminary stages of developing superconducting technology in the form of liquid nitrogen-cooled superconductor power cables, which are capable of conducting with very low losses. The disadvantage is that the cost of such cables is expected to be up to fifty (50) times the current price of conventional systems, so that it would only be practical in specific short underground installations in densely populated downtown metropolitan areas. Overhead use is not presently anticipated.

Based upon preliminary test results, both internal using our own test equipment and when conducted by independent third parties, we believe the ACCC cable meets or exceeds industry standards for quality and performance when compared to ACSR. We are not presently aware of any comparable conductor in terms of cost and performance.

GOVERNMENTAL REGULATION

We are not aware of any specific government regulations governing the design and specifications of bare overhead conductors in the United States. We do not believe the manufacture of ACCC cable is subject to any specific government regulations other than those regulations that traditionally apply to manufacturing activities such as the Occupational Safety and Health Act of 1970.

Our intended operations are generally subject to various Federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. We anticipate, and to date have had, no difficulty in meeting these standards.

RESEARCH AND DEVELOPMENT

We have spent considerable funds on research and development of our proprietary, patent pending ACCC and related electrical system component technologies. We anticipate the need to continue spending significant funds to protect the ACCC technologies. We have also filed patents with respect to certain new hardware components, new related tower and pole structures, and advanced production equipment lines. The costs associated with development work on new equipment lines is expected to be recovered through the purchase of such equipment by our licensees, manufacturing partners, or joint ventures. We estimate that in Fiscal Year 2003 we spent approximately $3,513,613 on development costs and in Fiscal Year 2002 approximately $263,555.

EMPLOYEES

We currently have 36 full time employees and 3 part time employees. We have 3 officers, 5 corporate managers, 5 corporate administrative and production facility assistants, 5 production managers and 22 production employees. We also utilize the services of thirteen (13) consultants. Numerous technical skills will be required to bring our products to market. Recruiting efforts have begun and will continue in the near future. Independent consultants, accountants and attorneys have been retained in the past and will continue to be used extensively in the future. We are currently searching for a Chief Financial Officer as well as additional senior managers and employees for placement over the next 240 days. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations of should be read in conjunction with the financial statements and related notes thereto included in this prospectus. The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

RESULTS OF OPERATIONS

We have had no revenue for either the Fiscal Years ended September 30, 2003 or September 30, 2002.

In the Fiscal Quarter ended December 31, 2003 CTC commenced providing services under a $2.675 million contract for design, production, and installation of a 21 mile long new ACCC transmission line in Kansas. Revenue from this contract will be recognized upon completion and as of June 30, 2004, CTC had received $564,750 under the initial milestone of the contract that has been recorded as deferred revenue. During the nine months ending June 30, 2004 CTC began to hire additional personnel necessary to carry out the manufacturing required for the $2.675 million contract as well as to enable it to meet additional any production requirement when CTC is able to secure further contracts. We are now established in its new improved production facility and headquarters. We have expended funds on additional capital equipment required for the production of product and are currently upgrading information technology systems for the financial, sales, marketing and administrative support. Additional expenditures were made for leasehold improvements and relocation expenses, intellectual property protection, reorganization of accounting and legal services.

PLAN OF OPERATION

We started to manufacture our ACCC cable and wrapped it with aluminum into a product for testing during the last quarter of Fiscal Year 2003. In order to reduce market entry costs, we have established subcontractor relationships to manufacture our ACCC cable product line. These methods allow us to produce ACCC cables with much lower initial capital expenditures. This allows a more rapid deployment of Composite Technology Corporation's products. Presently we can produce approximately 10 miles of ACCC (Drake size) cable per day and we expect to increase this to approximately 100 miles per day during 2004 (coinciding with market requirements/orders), joint venture relationships, and subcontractor agreements

The composite cores produced by CTC have successfully undergone substantial testing by independent laboratories. Testing of completed ACCC cable has also been successful. All tests have been performed to accepted industry standards and, in some cases, to specific utility company protocols. To date, all results meet or exceed industry requirements. Additional demonstration testing will commence and/or continue over the next several months at the Electric Power Research Institute (EPRI), the U.S. Department of Energy at Oak Ridge National Laboratories (ORNL), the Western Area Power Administration (WAPA), the New York State Energy Research & Development Authority (NYSERDA), CIGRE (Europe's equivalent to IEEE), and at other third party labs, both domestic and abroad.

We have begun commercial marketing and secured our first commercial order in December of 2003 for a 21 mile long new ACCC transmission line of a new smaller "Hawk" sized cable under a $2.675 million dollar contract for design, production, and installation in Kansas during 2004. Production for the new "Hawk" size is expected to be completed during the third quarter of 2004 with installation anticipated for completion by the end of 2004. Several other domestic contract negotiations are underway and our first commercial installation has already been energized.

We plan to continue designing, prototyping and producing our proprietary high speed manufacturing systems for our own use and for sale to our joint venture partners and/or licensees, as appropriate. We will, in some instances, produce cable through relationships with existing cable makers, by having them add helically stranded combinations of individual aluminum wires around the composite core and/or by using our proprietary pultrusion systems which CTC will supply.

Development work for various conductor ancillaries, such as connection hardware was conducted during the last four quarters, and we are currently manufacturing some of the hardware in-house to support FCI / Burndy's commercialization of these components. Field installation and testing of this hardware has been successful and conventional installation tools, grippers, equipment, and techniques all proved satisfactory.

We are also beginning design and fabrication of specialized machines to produce composite poles, lattice towers and wind turbine support towers. Prototypes are projected to be available in late 2004. We plan to use separate subsidiaries, CTC Towers & Poles Corporation and CTC Wind Systems Corporation to carry out commercialization of these products.

Our products are targeted at an industry which is mature in North America and developing in various other countries around the world, such as Europe, China and South America. We have produced several miles of ACCC cable for specific proposed projects and demonstrations during 2004 in the North American, European, Chinese and South American markets. We expect these to lead to venture relationships throughout the world, wherein we would secure strategic relationships with strong resident companies that are already in the business of producing and supplying to our product markets.

We completed a $3,000,000 financing in December of 2003. In July 2004, we called for exercise, all of the Series H warrants and to date all these warrants have been exercised, except for one expired warrant for up to 5,000 shares of common stock. This has brought CTC an additional $1,832,750. Additional warrants may be called since the underlying shares are registered and the stock price has exceeded a fixed percentage of the exercise price of certain warrants for a defined period. We may also be able to secure direct financing through advance orders, deposits to secure strategic partnerships or joint venture relationships, or direct investment in our new subsidiaries to provide most financial requirements for the new non-cable products. We cannot be sure, however, that such we can secure such direct financing, deposits or investments in our new subsidiaries.

On August 17, 2004, CTC closed a financing transaction in which it sold 6% convertible debentures (the "Debentures") to select institutional accredited investors, in order to raise a total of $15,000,000. We received $5,000,000 upon closing and $10,000,000 was deposited into a Custodian Account to secure repayment of the Debentures. The Debentures will mature on August 17, 2007. The investors may convert the Debentures into our common stock for $1.67 per share (the "Conversion Price"). We may force conversion of all outstanding Debentures if the daily volume weighted average price of our common stock exceeds the Conversion Price by 150%. We may drawdown the $10,000,000 held in the Custodian Account on a monthly basis starting after the effective date of a Registration Statement registering the common stock issuable upon conversion Debentures by exercising a monthly optional redemption (the "Monthly Redemption"). The minimum Monthly Redemption is $500,004. The Monthly Redemption may only be paid by the issuance of our common stock to the investors priced at 93% of the volume weighted average price of our common stock at the time of such Monthly Redemption.

The investors also received warrants to purchase an aggregate of 3,453,947 shares of common stock, 50% of which are at an exercise price of $1.75 per share and the balance of which are at an exercise price of $1.82 per share.

Lane Capital Markets ("Lane Capital"), acted as our exclusive placement agent and financial advisor in connection with the placement of the Debentures. In consideration for Lane Capital's services, Lane Capital will receive a fee of $1,050,000, of which $307,500 is deferred. In addition, Lane Capital received a 4 year warrant to purchase 500,000 shares of our common stock with an exercise price of $1.82 per share. CTC may, subject to a 20 day notice, call the warrants if our common stock is equal to or exceeds 200% of their exercise price.

We believe that our current cash balance as supplemented by the Monthly Redemption, the proceeds from the conversion of warrants, progress payments that may be made on the $2.675 million order and additional sales of cable will cover anticipated operating expenses for a period of one year without supplementing our cash reserves. The proceeds from the sale of the Debentures will, however, be used exclusively for operations relating to the commercialization of our principal product, the ACCC cable and general and intellectual property expenses relating to other products. In respect of the pursuit of our other products and technologies, CTC will proceed with discussions with potential sources of financing through one or more of CTC's subsidiaries in joint ventures or other forms of partnership or cooperation.

We plan to continue using our present model of subcontracting or joint venturing for all or most of the production of our products until such time as CTC breaks even on operations. We plan to continue to utilize our key strengths for the research and development of new products, new processes and specialized machinery to produce the products, and the marketing and sales of technology based new products.

PRODUCT RESEARCH AND DEVELOPMENT

We continue to believe research and development activities are important to our success. Over the past 12 calendar months we completed various composite reinforced cable designs and developed the hardware required to splice, terminate, and extend the cable. Additionally, we designed and sought patents for novel composite structures. We plan in 2004 to complete a unique prototype high speed production equipment line that will allow for the cost effective production of several types of composite shapes for use in distinct complex composite products.

ACQUISITION OF PLANT AND EQUIPMENT

We do not own any real estate. We have designed, built and successfully operated two pultrusion lines for ACCC composite core. These lines are now being operated in the leased facility that we moved into during the first quarter of 2004 and we expect two more lines to be operational by the end of the fourth quarter. Additionally, two other larger machines were obtained during the second quarter of 2004 for continued product development which will also be tooled and brought on line before year's end. Leasing agreements are being extended to include additional equipment and credit lines extended to allow for a continued ramp-up of capacity.

SALE-LEASE BACK OF CAPITAL ASSETS

On May 5, 2004 we entered into a $500,000 sale leaseback of certain of our capital assets, including our pultrusion lines. Under the terms of the Master Lease Agreement we received $450,000 which was net of a 10% security deposit and are to make payments totaling $17,714 for 36 months. At the end of the lease period, CTC has the right to renew the lease for an additional 12 months, terminate and return the equipment or purchase the equipment at the greater of fair market value or 10% of the capitalized cost. We recognized a gain in the amount of $ 59,045 from this transaction and will defer the gain and recognize it as income over the period of the initial lease term.

PERSONNEL

We currently have 36 full time employees and 3 part time employees. We have 3 officers, 5 corporate managers, 5 corporate administrative and production facility assistants, 5 production managers and 22 production employees. We also utilize the services of thirteen (13) consultants. Numerous technical skills will be required to bring our products to market. Recruiting efforts have begun and will continue in the near future. Independent consultants, accountants and attorneys have been retained in the past and will continue to be used extensively in the future. We are currently searching for a permanent Chief Financial Officer as well as additional senior managers and employees for placement over the next 240 days. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

                             DESCRIPTION OF PROPERTY

We do not own any real estate. During fiscal year 2003, we rented office space in Irvine, California on a month to month basis at a rate of $4,600 per month and we rented 8,000 square feet of manufacturing space on a month to month basis for $8,000 per month. On January 1, 2004, we leased a combination manufacturing and office facility in Irvine, California with approximately 105,120 square feet for seven years with the first cash payment beginning March 1, 2004 for $73,584 per month, since January and February of 2004 rent was paid by a grant of 140,160 restricted shares to the landlord, with a provision for no security deposit. As of July 1, 2004 the rent was increased to $81,460 per month. We have negotiated a sublease for 10,560 square feet of office space at $1.25 per square foot beginning March 1, 2004 with an option for an additional 5,600 square feet at $1.25 per square foot, all for a term of 1.5 years.

We own 3,000 shares of Integrated Performance Systems, Inc. ("IPS"), a publicly-traded electronics manufacturing corporation located in Frisco, Texas. IPS is a manufacturer and supplier of performance-driven circuit boards for high-speed digital computer and telecommunications applications.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between December 21, 2001, and February 11, 2002, Red Guard made five (5) short-term working capital loans to CTC aggregating $57,000. Each respective loan was for a term of six months and bore interest at 10 1/2% per annum. On September 30, 2002, CTC and Red Guard consummated a transaction whereby Red Guard exchanged 100.0% of the issued and outstanding Series A Preferred Stock; all accrued, but unpaid, dividends; certain short-term working capital loans; and all accrued, but unpaid, interest in return for certain of our investment interests in other companies.

Prior to the consummation of the transactions contemplated by the Reorganization Agreement, Glenn Little was the controlling stockholder of CTC, owning 8,548,899 shares of common stock. On November 3, 2001, as part of the transactions contemplated by the Reorganization Agreement, he contributed, without consideration, 3,116,515 shares of common stock to CTC for cancellation. In addition, for his services in connection with the transaction, he was issued 185,000 shares of common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not listed on any stock exchange. The common stock is traded OTC on the OTC Bulletin Board under the symbol "CPTC." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                                             BID PRICE
                                                             ---------

              PERIOD                                    HIGH            LOW
              ------                                    ----            ---

FISCAL YEAR 2004:

   Quarter ended June 30, 2004                        $ 1.74          $  .84
   Quarter ended March 31, 2004                         2.14            1.02
   Quarter ended December 31, 2003                      2.38            1.28

FISCAL YEAR 2003:

   Quarter ended September 30, 2003                   $ 0.63          $ 0.46
   Quarter ended June 30, 2003                          2.78            0.28
   Quarter ended March 31, 2003                        0.715           0.151
   Quarter ended December 31, 2002                      0.30            0.08

FISCAL YEAR 2002:

   Quarter ended September 30, 2002                   $ 0.55          $  .08
   Quarter ended June 30, 2002                          0.63            0.12
   Quarter ended March 31, 2002                         6.50            0.52
   Quarter ended December 31, 2001                      9.50            0.30


HOLDERS

As of August 31, 2004, there were approximately 3,926 stockholders of record of our common stock and no stockholders of record of our Preferred Stock. The number of registered stockholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.

DIVIDENDS

Since the reorganization (reverse-merger), we have not paid any dividends on the common stock. We paid dividends to the holders of our Preferred Stock as a part of the reorganization. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

On May 15, 2001, TTC established the 2001 Incentive Compensation Stock Option Plan ("TTC PLAN"). After the Plan of Reorganization between TTC and El Dorado (the predecessor of CTC) in November 2001, we suspended using the TTC Plan and planned to convert the granted options to a new CTC plan. We established our 2002 Non-Qualified Stock Compensation Plan (the "Plan") on February 27, 2002 with 9,000,000 shares approved and terminated the TTC Plan. The purpose of the Plan is to grant stock and stock options to purchase our common stock to our employees and key consultants. On February 17, 2003 by Written Consent in Lieu of Annual Meeting the Plan was approved and amended to include an additional 5,000,000 shares and declared effective on that date and approved the transfer of options granted to two Director/Officers under the TTC Plan to the Plan. The total amount of shares subject to the Plan is 14,000,000 shares.

The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.


                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                Number of securities
             Plan Category                Number of securities to       Weighted-average         remaining available
                                          be issued upon exercise       exercise price of        for future issuance
                                          of outstanding options        outstanding options
Equity Compensation Plans approved by         13,828,029                   $0.46                      171,971
security holders.

Equity Compensation Plans not approved                 0                       0                            0
by security holders.

                                 TOTAL        13,828,029                   $0.46                      171,971

STOCK COMPENSATION ISSUANCES

On February 27, 2002 we filed a registration statement on Form S-8 (Registration No. 333-83504) registering 9,000,000 shares of stock pursuant to our 2002 Non-Qualified Stock Compensation Plan, and such registration statement and prospectus are expressly incorporated by reference to this registration statement and prospectus. On October 24, 2002, our Board of Directors voted to amend the plan by increasing the number of shares of common stock authorized under the plan to 14,000,000, which was approved by a majority of our stockholders on February 17, 2003. Our intention to register these additional shares was noted in our definitive proxy filed with the Securities and Exchange Commission on January 27, 2003.

Between March 18, 2003 and February 4, 2004, pursuant to the plan, we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants. On February 5, 2004 it came to our attention that we and our counsel had inadvertently failed to file the Form S-8 registration statement registering the additional shares. All parties, including our management, the consultants and the subsequent purchasers assumed that the shares issued had been registered in accordance with the Securities Act of 1933, as amended.

It is possible that these issuances will not be deemed exempt from the registration or qualification requirements under Federal or state securities laws. Accordingly, the shares purchased pursuant to these options and the options we granted may have been in violation of Federal and state securities laws, and may be subject to rescission. If rescission is required, and all offerees accept the rescission offer, we could be required to make aggregate payments to holders of these shares and options. We may also be required to conduct a rescission offer in one or more states, and have not yet determined the extent our liability in this event.

In addition, successful completion of our rescission offer may not terminate a purchaser's right to rescind a sale of securities that was not registered under the Securities Act or otherwise exempt from registration. Accordingly, should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act for the purchase price of these shares.

If it is determined that we are subject to these contingent liabilities, we believe that we have sufficient financial resources to fund required payments, if any are required, to holders of any shares or options entitled to receive, and who accept, our rescission offer. At this time, however, we are not aware of any claims for rescission against us. Please refer to our risk factor titled "WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO CERTAIN SUBSEQUENT PURCHASERS OF THESE SHARES" disclosure related thereto.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended September 30, 2003, 2002 and 2001. None of our executive officers received compensation in excess of $120,000 for the fiscal years ended September 30, 2003, 2002 or 2001, respectively. The following table summarizes all compensation received by our Chief Executive Officer, President and Chief Financial Officer in fiscal years 2003, 2002 and 2001.

                  Annual Compensation                                           Long-Term Compensation
                  -------------------                                           ----------------------

                                                                       Awards                    Payouts
                                                                       ------                    -------

                                                            Other           Restricted   Securities
                                                            Annual            Stock      Underlying      LTIP     All Other
Name and                  Fiscal     Salary       Bonus   Compensation       Award(s)   Options/SARs    Payouts  Compensation
Principal Position         Year       ($)          ($)        ($)              ($)          (#)           ($)        ($)
------------------        ------    --------      -----   ------------      -----------------------     -------  ------------
Benton H Wilcoxon(1)       2003     $120,000        -          -                 -               -         -        -
Chief Executive            2002     $ 60,000        -          -                 -               -         -        -
Officer                    2001     $ 30,000        -          -                 -         635,216         -        -

C. William Arrington (2)   2003     $120,000        -          -                 -               -         -        -
President                  2002     $ 60,000        -          -                 -               -         -        -
                           2001     0               -          -                 -         635,216         -        -

Dominic J. Majendie        2003     $ 30,000 (3)    -     10,000           250,000 (4)    1,000,000        -        -
Secretary                  2002     0               -          -                             0             -        -

Brent N. Robbins           2003     $30,000         -          -                 -         750,000         -        -
Chief Financial
Officer (former)

(1) Benton H Wilcoxon was awarded an additional 2 million options by decision of the Board of Directors dated August 13, 2003. This grant is subject to the approval by an independent committee established by the Board of Directors to consider compensation.

(2) C. William Arrington was awarded an additional 2 million options by decision of the Board of Directors dated August 13, 2003. This grant is subject to the approval by an independent committee established by the Board of Directors to consider compensation.

(3) Dominic J. Majendie's annual base salary for 2004 is $120,000.

(4) In August 2004, Dominic J. Majendie was awarded the restricted stock in consideration for services rendered during the fiscal year ended 2003.

The following table shows all grants during the fiscal year ended September 30, 2003 of stock options under our stock option plans to the named executive officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               (Individual Grants)


                                      Percent of
                     Number of        Total Options
                     Securities       Granted to
                     Underlying       Employees        Exercise or
                     Option           during Fiscal    Base Price    Expiration
         Name        Granted (#)      Year (%)         $/Sh)         Date
         ----        -----------      --------         ------        ----------
Brent N. Robbins        750,000          43%           $0.53         12/31/2011
Dominic J. Majendie   1,000,000          57%           $0.53         12/31/2011


Benton H Wilcoxon and C. William Arrington were each awarded an additional 2 million options by decision of the Board of Directors dated August 13, 2003. This grant is subject to the approval by an independent committee established by the Board of Directors to consider compensation.

The following table provides information as to the number and value of unexercised options to purchase our common stock held by the named executive officers at September 30, 2003. None of the named executive officers exercised any options during the fiscal year ended September 30, 2003.


    AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE


                           Number of Securities Underlying           Value of Unexercised In-the-Money
                           Unexercised Options at Fiscal Year-       Options at Fiscal Year-End ($)
         Name              End (#) Exercisable/Unexercisable         Exercisable/Unexercisable
         ----              ---------------------------------         -------------------------
Benton H Wilcoxon          635,216 / 0                                 $1,232,319.04 / $0
C. William Arrington       635,216 / 0                                 $1,232,319.04 / $0
Brent N. Robbins           50,000 / 700,000(1)                         $97,000 / $1,358,000
Dominic J. Majendie        0 / 1,000,000                               $0 / $1,940,000

(1) 120,765 of these options issued to Mr. Robbins were exercised on January 29, 2004 following the departure of Mr. Robbins and the remaining 629,235 were cancelled.

                 LONG-TERM INCENTIVE PLAN AWARDS ("LTIP") TABLE

We do not currently have any LTIP.

COMPENSATION OF DIRECTORS

Directors do not receive compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Except for the Employment Agreement with Mr. Dominic Majendie, dated October 1, 2003, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

Mr. Dominic Majendie is employed as Director of Operations, EMEA (Europe, Middle East, and Africa) of CTC under an employment agreement dated October 1, 2003, which expires on September 30, 2008. The essential terms of the employment agreement are as follows:

o Mr. Majendie was initially entitled to annual base compensation of $120,000.00, which shall be increased at a minimum of 10% per year and an option to purchase up to 1,000,000 shares of common stock, vesting with respect to 85,000 shares each quarter was issued as of August 11, 2003.

o CTC will reimburse Mr. Majendie for all reasonable business or travel expenses and office related expenses incurred in the performance of his duties, and provide him with a $150.00 per month telephone allowance and a company car in accordance with the guidelines set out by the Board of Directors from time to time, or an equivalent car allowance in cash.

o In the event that CTC merges, sells a controlling interest, or sells a majority of its assets, CTC will pay Mr. Majendie 18 months salary.

o In the event the agreement is terminated prior to its expiration for any reason, Mr. Majendie will be entitled to receive his then current base salary, any and all accrued, earned but unpaid bonuses or benefits described.

o In the event that Mr. Majendie's employment is terminated pursuant to section due to his death, his beneficiary or beneficiary, shall be entitled to receive Mr. Majendie's then current Base Salary through 60 days after the date of his death.

The employment agreement provides for early termination in the case of Mr. Majendie's death, permanent incapacity for 6 months or more or for "Cause." Cause includes (i) the commission of a criminal act involving fraud, embezzlement or breach of trust or other act which would prohibit him from holding his position under the rules of the Securities and Exchange Commission,
(ii) willful, knowing and malicious violation of written corporate policy or rules of the Company, (iii) willful, knowing and malicious misuse, misappropriation, or disclosure of any of proprietary matters, (iv) misappropriation, concealment, or conversion of any money or property of CTC,
(v) being under the habitual influence of intoxicating liquors or controlled substances while in the course of employment, (vi) intentional and non-trivial damage or destruction of property of CTC, (vii) reckless and wanton conduct which endangers the safety of other persons or property during the course of employment or while on premises leased or owned by CTC, (viii) the performance of duties in a habitually unsatisfactory manner after being repeatedly advised in writing by CTC of such unsatisfactory performance, or (ix) continued incapacity to perform his duties, unless waived by CTC.

The agreement also contains provisions relating to Mr. Majendie's obligation to maintain the confidentiality of CTC proprietary information.

                           REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting CTC or from the SEC as mentioned above.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

On October 21, 2003, upon recommendation of our Board of Directors, Composite Corp dismissed its certifying accountant, S. W. Hatfield, CPA ("Hatfield"). Hatfield's reports on our financial statements for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Hatfield's reports contained an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. The decision to change our certifying accountant was approved by our Board of Directors.

During the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, we had not had any disagreements with Hatfield on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

We engaged Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") as our certifying accountant as of October 21, 2003 , for our year ending September 30, 2003. We have not consulted with Singer Lewak on either the application of accounting principles or the type of opinion Singer Lewak might render on our financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                        COMPOSITE TECHNOLOGY CORPORATION


                                                                                                                PAGE
INDEPENDENT AUDITOR'S REPORTS                                                                                   F-2

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheet as of September 30, 2003 (audited)............................................

     Consolidated Statements of Operations for years ended September 30, 2003 and 2002 and for the period from March 28, 2001 (inception) to September 30, 2003 (audited)......................................

     Consolidated Statements of Shareholders' Equity for years ended September 30, 2003 and 2002 and for the period from March 28, 2001 (inception) to September 30, 2003 (audited)...............................

     Consolidated Statements of Cash Flows for years ended September 30, 2003 and 2002 and for the period from March 28, 2001 (inception) to September 30, 2003 (audited)......................................

     Notes to Consolidated Financial Statements as of September 30, 2003 (audited) ...........................

     Consolidated Balance Sheet as of June 30, 2004 (unaudited)..............................................

     Consolidated Statements of Operations for the nine months and three months ended June 30, 2004 and 2003 and for the period from March 28, 2001 (inception) to June 30, 2004 (unaudited)......................

     Consolidated Statements of Cash Flows for the nine months and three months ended June 30, 2004 and 2003 and for the period from March 28, 2001 (inception) to June 30, 2004 (unaudited)......................

     Notes to Consolidated Financial Statements as of June 30, 2004 (unaudited)...............................

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Composite Technology Corporation and subsidiary
(development stage companies)

We have audited the accompanying consolidated balance sheet of Composite Technology Corporation and subsidiary (development stage companies) as of September 30, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We have not audited the balance sheets and statements of operations, shareholders' equity, and cash flows for the periods from March 28, 2001 (inception) to September 30, 2002, which constitute an accumulated deficit aggregating to $5,025,625. These periods have been audited by other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Composite Technology Corporation and subsidiary (development stage companies) as of September 30, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended September 30, 2003, the Company incurred a net loss of $6,751,252 and had negative cash flows from operations of $2,022,935. In addition, the Company had an accumulated deficit of $11,796,877 at September 30, 2003. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 16, 2004

                        LETTERHEAD OF S. W. HATFIELD, CPA

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
Composite Technology Corporation

We have audited the accompanying restated consolidated statement of operations, restated statement of changes in shareholders' equity and restated statement of cash flows of Composite Technology Corporation (a Nevada corporation) and Subsidiary (a development stage enterprise) for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the restated consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the restated consolidated results of operations and cash flows of Composite Technology Corporation and Subsidiary for the year ended September 30, 2002 and for the period from March 28, 2001 (date of formation) through September 30, 2002, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has no viable operations or significant assets and was dependent upon external sources to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note 2. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

We initially issued a Report of Independent Certified Public Accountants (Report) on the above listed financial statements, as previously restated, on December 5, 2003. Subsequent to the date of our Report, as noted in Note 4, Management of the Company discovered that the accounting for certain stock options, contracts and issuances of stock warrants had not been appropriately reflected in the Company's financial statements. The results of these findings reduced the Company's net loss by approximately $1,250,000 and decreased the Company's net loss per share by $0.01 and reduced the Company's net shareholders' deficit by a corresponding approximate $1,250,000. Accordingly, we withdraw our opinion dated December 5, 2003. No reliance should be placed on our opinion dated December 5, 2003.


                                    /s/ S. W. Hatfield, CPA
                                    -------------------------
                                    S. W. HATFIELD, CPA

Dallas, Texas
January 16, 2004

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003


                                     ASSETS

CURRENT ASSETS

     Cash and cash equivalents                                     $  1,130,498
     Prepaid expenses and other current assets                           79,036
                                                                   ------------
         Total current assets                                         1,209,534

PROPERTY AND EQUIPMENT, net                                             200,733
OTHER ASSETS                                                              9,000
                                                                   ------------
                TOTAL ASSETS                                       $  1,419,267
                                                                   ============



                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable - trade                                           $    466,443
Accrued legal settlement                                                145,600
Accrued payroll and related expenses                                     61,252
Accrued dividends payable                                                40,393
Accrued officer compensation                                            255,619
                                                                   ------------

    Total current liabilities                                           969,307
                                                                   ------------



COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Series B Preferred stock, $0.001 par value
    5,000,000 shares authorized
    1,000 shares issued and outstanding                                       1
Common stock, $0.001 par value
    200,000,000 shares authorized
    102,012,815 shares issued and outstanding                           102,013
Common stock committed                                                  194,375
Common stock subscription receivable                                    (50,000)
Deferred compensation - stock options                                  (661,746)
Additional paid-in capital                                           12,662,194
Deficit accumulated during the development stage                    (11,796,877)
                                                                   ------------
       Total shareholders' equity                                       449,960
                                                                   ------------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $  1,419,267
                                                                   ============

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

                                                                                              For the
                                                                                            Period from
                                                            For the Year Ended             March 28, 2001
                                                               September 30,              (Inception) to
                                                     -------------------------------       September 30,
                                                         2003               2002               2003
                                                     ------------       ------------       ------------
OPERATING EXPENSES                                                      (As restated *)    (As restated *)
     Officer compensation                            $    240,000       $    264,900       $    564,900
     General and administrative                         1,213,190            352,024          1,636,350
     Legal, professional, and consulting                1,496,655          2,923,488          4,537,843
     Research and development                           3,210,289                 --          3,210,289
     Reorganization                                            --                 --             30,000
     Depreciation                                          18,569              3,372             23,175
     Compensation expense related to
         issuances of common stock at
         less than fair value                                  --            527,500            603,500
     Compensation expense related to
         fair value of stock options - legal              269,225            166,425            435,650
     Compensation expense related to
         fair value of stock options - research
         and development                                  303,324            263,555            566,879
                                                     ------------       ------------       ------------

            Total operating expenses                    6,751,252          4,501,264         11,608,586
                                                     ------------       ------------       ------------

LOSS FROM OPERATIONS                                   (6,751,252)        (4,501,264)       (11,608,586)
                                                     ------------       ------------       ------------

OTHER EXPENSE
     Interest expense                                          --            (16,818)           (16,968)
     Carrying value impairment adjustment
         on investments in other companies                     --                 --           (137,230)
                                                     ------------       ------------       ------------
            Total other expense                                --            (16,818)          (154,198)
                                                     ------------       ------------       ------------

NET LOSS                                             $ (6,751,252)      $ (4,518,082)      $(11,762,784)

PREFERRED STOCK DIVIDENDS                                  20,000              5,871             34,093
                                                     ------------       ------------       ------------

NET LOSS AVAILABLE TO COMMON
     SHAREHOLDERS                                    $ (6,771,252)      $ (4,523,953)      $(11,796,877)
                                                     ============       ============       ============

BASIC AND DILUTED LOSS PER SHARE
     Loss per share                                  $      (0.08)      $      (0.07)
     Preferred stock dividend                                  --                 --
                                                     ------------       ------------

TOTAL BASIC AND DILUTED LOSS PER SHARE
     AVAILABLE TO COMMON SHAREHOLDERS                $      (0.08)      $      (0.07)
                                                     ============       ============

WEIGHTED-AVERAGE COMMON SHARES
     OUTSTANDING                                       87,132,657         68,537,780
                                                     ============       ============

* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

                                                   Preferred Stock                     Common Stock
                                           ------------------------------       ------------------------------
                                              Shares            Amount             Shares            Amount
                                           -----------       ------------       ------------      ------------
BALANCE, MARCH 28, 2001
    (INCEPTION)                                     --       $         --           9,166,51      $      9,167
RECAPITALIZATION EFFECT OF
    REVERSE ACQUISITION WITH
    TRANSMISSION TECHNOLOGY
    CORPORATION                                  1,165                  1         57,333,485            57,333
PREFERRED STOCK DIVIDENDS
NET LOSS
                                           -----------       ------------       ------------      ------------

BALANCE, SEPTEMBER 30, 2001                      1,165                  1         66,500,000            66,500
ISSUANCE OF SERIES B
    PREFERRED STOCK                                320                 --
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                         2,065,790             2,066
      Consulting and legal fees                                                    4,319,868             4,320
      Investment in other
        company                                                                       42,500                42
      Conversion of notes
        payable and accrued
        interest                                                                     866,173               866
CANCELLATION OF COMMON
    STOCK UPON TERMINATION
    OF CONTRACT                                                                      (79,402)              (79)
FAIR VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)
EXCHANGE OF PREFERRED
    STOCK AND ACCRUED
    DIVIDENDS FOR INVESTMENT
    IN OTHER COMPANIES                            (165)      $         --
PREFERRED STOCK DIVIDENDS
NET LOSS (As restated *)
                                           -----------       ------------       ------------      ------------

BALANCE, SEPTEMBER 30, 2002                      1,320                  1         73,714,929      $     73,715
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                        16,786,410            16,786
      Services rendered for research
        and development                                                            3,803,900             3,804
      Legal services rendered                                                      4,950,000             4,950
      Offering costs                                                                 750,000               750
      Legal settlement                                                             1,500,000             1,500
      Payment of debt                                                                300,000               300
ISSUANCE OF WARRANTS FOR
      Services rendered for research
        and development
      Offering costs
      Legal settlement
COMMON STOCK COMMITTED FOR
    Cash
    Exercise of options
    Exercise of warrants
OFFERING COSTS
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED
SUBSCRIPTION RECEIVABLE
PREFERRED STOCK CONVERTED TO
    COMMON STOCK                                  (320)                --            207,576      $        208
PREFERRED STOCK DIVIDENDS
NET LOSS
                                           -----------       ------------       ------------      ------------

BALANCE, SEPTEMBER 30, 2003                      1,000       $          1        102,012,815      $    102,013
                                           ===========       ============        ===========      ============

* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

                                                              Common            Deferred
                                            Common             Stock          Compensation      Additional
                                             Stock         Subscription          Stock            Paid-In
                                           Committed         Receivable          Options          Capital
                                          -----------       -----------       -----------       -----------
BALANCE, MARCH 28, 2001
    (INCEPTION)                           $        --       $        --       $        --       $ 2,001,570
RECAPITALIZATION EFFECT OF
    REVERSE ACQUISITION WITH
    TRANSMISSION TECHNOLOGY
    CORPORATION                                                                                  (1,292,946)
PREFERRED STOCK DIVIDENDS
NET LOSS
                                          -----------       -----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2001                        --                --                --           708,624
ISSUANCE OF SERIES B
    PREFERRED STOCK                                                                                  32,000
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                                          956,444
      Consulting and legal fees                                                                   1,977,169
      Investment in other
        company                                                                                     191,408
      Conversion of notes
        payable and accrued
        interest                                                                                    152,730
CANCELLATION OF COMMON
    STOCK UPON TERMINATION
    OF CONTRACT                                                                                    (299,921)
FAIR VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                                          (1,664,275)      $ 1,664,275
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                                             429,980
EXCHANGE OF PREFERRED
    STOCK AND ACCRUED
    DIVIDENDS FOR INVESTMENT
    IN OTHER COMPANIES                                                                             (169,098)
PREFERRED STOCK DIVIDENDS
NET LOSS (As restated *)
                                          -----------       -----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2002               $        --       $        --       $(1,234,295)        5,213,631
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                                        3,164,010
      Services rendered for research
        and development                                                                           2,336,325
      Legal services rendered                                                                     1,758,135
      Offering costs                                                                                213,000
      Legal settlement                                                                               92,250
      Payment of debt                                                                                42,801
ISSUANCE OF WARRANTS FOR
      Services rendered for research
        and development                                                                              61,250
      Offering costs                                                                                 20,600
      Legal settlement                                                                               11,750
COMMON STOCK COMMITTED FOR
    Cash                                  $   100,000
    Exercise of options                        15,000
    Exercise of warrants                       79,375
OFFERING COSTS                                                                                  $  (251,350)
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED                                                             572,549
SUBSCRIPTION RECEIVABLE                                     $   (50,000)
PREFERRED STOCK CONVERTED TO
    COMMON STOCK                                                                                       (208)
PREFERRED STOCK DIVIDENDS
NET LOSS
                                          -----------       -----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2003               $   194,375       $   (50,000)      $  (661,746)      $12,662,194
                                          ===========       ===========       ===========       ===========

* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003


                                             Deficit
                                           Accumulated
                                           during the
                                           Development
                                              Stage             Total
                                          ------------       ------------
BALANCE, MARCH 28, 2001
    (INCEPTION)                           $ (2,010,737)      $         --
RECAPITALIZATION EFFECT OF
    REVERSE ACQUISITION WITH
    TRANSMISSION TECHNOLOGY
    CORPORATION                              2,010,737            775,125
PREFERRED STOCK DIVIDENDS                       (8,222)            (8,222)
NET LOSS                                      (493,450)          (493,450)
                                          ------------       ------------

BALANCE, SEPTEMBER 30, 2001                   (501,672)           273,453
ISSUANCE OF SERIES B
    PREFERRED STOCK                                                32,000
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                        958,510
      Consulting and legal fees                                 1,981,489
      Investment in other
        company                                                   191,450
      Conversion of notes
        payable and accrued
        interest                                                  153,596
CANCELLATION OF COMMON
    STOCK UPON TERMINATION
    OF CONTRACT                                                  (300,000)
FAIR VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                       $         --
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                       $    429,980
EXCHANGE OF PREFERRED
    STOCK AND ACCRUED
    DIVIDENDS FOR INVESTMENT
    IN OTHER COMPANIES                                           (169,098)
PREFERRED STOCK DIVIDENDS                 $     (5,871)            (5,871)
NET LOSS (As restated *)                    (4,518,082)        (4,518,082)
                                          ------------       ------------

BALANCE, SEPTEMBER 30, 2002                 (5,025,625)          (972,573)
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                      3,180,796
      Services rendered for research
        and development                                         2,340,129
      Legal services rendered                                   1,763,085
      Offering costs                                              213,750
      Legal settlement                                             93,750
      Payment of debt                                              43,101
ISSUANCE OF WARRANTS FOR
      Services rendered for research
        and development                                            61,250
      Offering costs                                               20,600
      Legal settlement                                             11,750
COMMON STOCK COMMITTED FOR
    Cash                                                     $    100,000
    Exercise of options                                            15,000
    Exercise of warrants                                           79,375
OFFERING COSTS                                                   (251,350)
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED                                             572,549
SUBSCRIPTION RECEIVABLE                                           (50,000)
PREFERRED STOCK CONVERTED TO
    COMMON STOCK                                                       --
PREFERRED STOCK DIVIDENDS                 $    (20,000)           (20,000)
NET LOSS                                    (6,751,252)        (6,751,252)
                                          ------------       ------------

BALANCE, SEPTEMBER 30, 2003               $(11,796,877)      $    449,960
                                          ============       ============


* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002 AND
                       FOR THE PERIOD FROM MARCH 28, 2001
                        (INCEPTION) TO SEPTEMBER 30, 2003

                                                                                               For the
                                                                                             Period from
                                                             For the Year Ended             March 28, 2001
                                                                September 30,               (Inception) to
                                                      -------------------------------       September 30,
                                                          2003               2002               2003
                                                      ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                    (As restated *)    (As restated *)
    Net loss                                          $ (6,751,252)      $ (4,518,082)      $(11,762,784)
    Adjustments to reconcile net loss
      to net cash used in operating activities
        Depreciation                                        18,569              3,372             23,175
        Amortization of prepaid expenses
             originally paid with common stock              17,535             62,597             86,148
        Issuance of common stock for
           consulting, legal, and other expenses         4,103,214          1,563,263          5,666,477
        Issuance of common stock for legal
           settlement                                       93,750                 --             93,750
        Issuance of warrants for services
           rendered for research and
           development                                      61,250                 --             61,250
        Issuance of warrants for legal
           settlement                                       11,750                 --             11,750
        Compensation expense related to
           issuances of common stock at
           less than fair value                                 --            527,500            603,500
        Compensation expense related to
           fair value of stock options                     572,549            429,980          1,002,529
        Carrying value impairment adjustment
           on investments in other companies                    --                 --            137,230
        (Increase) decrease in Prepaid expenses
             and other current assets                      157,000               (615)           156,385
        Increase (decrease) in
           Accounts payable - trade                   $   (497,093)      $    960,211       $    472,743
           Accrued legal settlement                        145,600                 --            145,600
           Accrued payroll and related
             expenses                                       61,252                 --             61,252
           Accrued interest payable                          3,250              9,851             13,101
           Accrued officer compensation                    (20,309)           246,000            225,691
                                                      ------------       ------------       ------------

Net cash used in operating activities                   (2,022,935)          (715,923)        (3,002,203)
                                                      ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash advanced by (to) officers, net                         --             38,670             29,928
    Purchase of property and equipment                    (198,694)           (17,814)          (223,908)
    Investments in other companies                              --                 --            (40,000)
                                                      ------------       ------------       ------------

Net cash provided by (used in) investing
activities                                                (198,694)            20,856           (233,980)
                                                      ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common stock subscription receivable                   (50,000)                --            (50,000)
    Proceeds from sale of committed stock                  194,375                 --            194,375
    Payment for costs associated with
      the sale of common stock                             (17,000)                --            (17,000)
    Proceeds from notes payable                             30,000            223,000            253,000
    Proceeds from sale of preferred stock                       --             32,000            132,000
    Proceeds from sale of common stock                   3,180,796            421,010          3,854,306
                                                      ------------       ------------       ------------

Net cash provided by financing activities                3,338,171            676,010          4,366,681
                                                      ------------       ------------       ------------

Net increase (decrease) in cash and cash
    equivalents                                       $  1,116,542       $    (19,057)      $  1,130,498

CASH AND CASH EQUIVALENTS, BEGINNING
    OF PERIOD                                               13,956             33,013                 --
                                                      ------------       ------------       ------------

CASH AND CASH EQUIVALENTS, END OF
    PERIOD                                            $  1,130,498       $     13,956       $  1,130,498
                                                      ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION

    INTEREST PAID                                     $         --       $         --       $        150
                                                      ============       ============       ============

* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003
             SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES


During the year ended September 30, 2003, the Company completed the following:

o Converted $30,000 of short-term loans and accrued interest of $13,101 into 300,000 shares of common stock.

o Converted 320 shares of Series B convertible preferred stock into 207,576 shares of unregistered, restricted common stock.

o Issued 750,000 shares of unregistered, restricted common stock valued at $213,750 and warrants to purchase 200,000 shares of unregistered, restricted common stock valued at $20,600 for offering costs.

During the year ended September 30, 2002, the Company completed the following:

o Exchanged 165 shares of preferred stock and accrued dividends valued at $169,098 for investments in other companies.

o Converted $161,000 of notes payable and accrued interest into 866,173 shares of common stock.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

Composite Technology Corporation ("CTC") was incorporated under the laws of the State of Florida on February 26, 1980 as Eldorado Gold & Exploration, Inc. On January 13, 1987, CTC's Articles of Incorporation were amended to change the corporate name to Eldorado Financial Group, Inc., and CTC's capital structure was modified to allow for the issuance of up to 100,000,000 shares of common stock at $0.001 par value per share.

On June 27, 2001, CTC's state of incorporation was changed from Florida to Nevada by means of a merger with and into Eldorado Financial Group, Inc., a Nevada corporation formed on June 25, 2001 solely for the purpose of effecting the reincorporation. The Articles of Incorporation and Bylaws of the Nevada corporation are the Articles of Incorporation and Bylaws of the surviving corporation. Such Articles of Incorporation did not make any changes to the capital structure of CTC.

On November 3, 2001, CTC exchanged 60,000,000 shares of restricted, unregistered common stock for 100% of the issued and outstanding common stock of Transmission Technology Corporation ("TTC"), a privately-owned Nevada corporation incorporated on March 28, 2001. TTC was formed to own a license agreement related to patent-pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became a wholly-owned subsidiary of CTC.

In November 2001, in conjunction with the acquisition of TTC, Eldorado Financial Group, Inc.'s name was changed to Composite Technology Corporation, and its Articles of Incorporation were amended to allow for the issuance of up to 5,000,000 shares of $0.001 par value preferred stock from none previously authorized and for the issuance of up to 200,000,000 shares of $0.001 par value common stock from the 100,000,000 shares previously authorized. CTC also changed its year end to September 30.

The acquisition of TTC by CTC effected a change in control and was accounted for as a reverse acquisition, whereby TTC is the accounting acquirer for financial statement purposes. Accordingly, the financial statements of CTC reflect the historical financial statements of TTC from its inception on March 28, 2001 and the operations of the Company (as defined in Note 4) subsequent to September 30, 2001.

In December 2003, the Company incorporated three inactive subsidiaries as Nevada corporations: CTC Wind Systems Corporation ("CTCWSC"), CTC Cable Corporation ("CTCCC"), and CTC Towers and Poles Corporation ("CTCTPC").

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis. However, during the year ended September 30, 2003, the Company incurred a net loss of $6,751,252 and had negative cash flows from operations of $2,022,935. In addition, the Company had an accumulated deficit of $11,796,877 at September 30, 2003. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Since inception, the Company has satisfied its capital needs by issuing equity securities.

Management plans to continue to provide for its capital needs during the year ended September 30, 2004 by the continued development of its products with minimal borrowings and by issuing equity securities. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 3 - FOURTH QUARTER ADJUSTMENTS

During the fourth quarter of fiscal 2003, the Company had the following significant accounting adjustments:

1. A prepaid legal expense balance of $451,730 and a legal expense of $19,592 that had been recorded in the third quarter of fiscal 2003 in exchange for shares of the Company's common stock were reversed. Management determined that these amounts had been recorded in error. The management of the Company researched its records and could not find support for the recording of such legal expense - no documentation could be located and no information was provided by the prior auditor.

2. Common stock issued for services rendered for research and development that had been recorded in the second and third quarters of fiscal 2003 at $978,700 and $11,718, respectively, were adjusted to $1,226,740 and $8,789, respectively. Management determined that incorrect amounts had been initially recorded. The Company recorded a 60% discount on the value of restricted stock issued for services rendered. Based on our experience, we believe that this was excessive and reduced the discount to 25%.

3. Common stock issued for legal services rendered that had been recorded in the first quarter of fiscal 2003 at $470,500 was adjusted to $508,000. Management determined that an incorrect amount had been initially recorded. The Company recorded a 60% discount on the value of restricted stock issued for services rendered. Based on our experience, we believe that this was excessive and reduced the discount to 25%.

4. The reversal of compensation expense related to the fair value of vested stock options for $292,020 was corrected. Management determined that the reversal was recorded in error. The Company had recorded expense related to vested stock options during the year ended September 30, 2002. Certain of these stock options were either cancelled or terminated during the year ended September 30, 2003 and a reversal of the previously recorded compensation expense was recorded. This entry reversed the Company's reversal of the compensation expense.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 4 - RESTATEMENT

The following correction of errors in the financial statements for the year ended September 30, 2002 were:

1. Reclassification of $1,664,275 of deferred compensation - fair value of vested stock options from long-term liabilities to additional paid-in capital. The recording of the amount as a long-term liability was not in accordance with GAAP. The reclassification was to properly record the amount in accordance with GAAP.

2. Reclassification of $1,234,294 of compensation expense for the fair value of stock options issued to third parties for services rendered to a deferred compensation contra-equity account to reflect the portion of the value of the stock options granted relating to services to be rendered over the period of the consultants' contracts from one to five years. The recording of the entire amount of the value of vested stock options as expense was not in accordance with GAAP. The reclassification from expense to a deferred compensation contra-equity account was to properly record the amount in accordance with GAAP.

3. Revision to the roll-forward of warrant activity to reflect the granting of 848,630 warrants during the year. The warrants were inadvertently omitted from the roll-forward.

4. Revision to the roll-forward of stock option activity to remove the cancellation of 125,000 stock options during the year. The cancellation of the stock options was inadvertently included in the roll-forward.

A summary of the fiscal 2002 financial statement amounts impacted by the restatement adjustments is as follows:

                                         AS                   RESTATEMENT
                                     PREVIOUSLY               ADJUSTMENTS
                                     REPORTED             A               B             AS RESTATED
------------------------------------------------------------------------------------------------------
Year ended
September 30, 2002
Operating expenses                  $ 5,752,377      $(1,664,275)     $   429,980      $ 4,501,264

Loss from operations                 (5,752,377)       1,664,275         (429,980)      (4,501,264)

Net loss                             (5,752,377)       1,664,275         (429,980)      (4,501,264)

Basic loss per share                      (0.08)            0.01               --            (0.07)

Diluted loss per share                    (0.08)            0.01               --            (0.07)

At September 30, 2002

Deferred compensation - fair

  value of vested stock options       1,664,275       (1,664,275)              --               --

Total liabilities                     2,933,983       (1,664,275)              --        1,269,708

Deferred compensation

   stock options                             --        1,664,275         (429,980)       1,234,295

Total shareholders' deficit          (2,636,848)       1,664,275               --         (972,573)

                            RESTATEMENT ADJUSTMENTS:

A To reverse expensing of the full value of compensation expense related to fair value of vested stock options and reclass the value of stock options from liabilities to additional paid in capital

B To record the fair value of the vested portion stock options granted to outside consultants for services rendered.

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                          DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                           PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiary, TTC (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

                            CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over estimated useful lives of three to 10 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

                         IMPAIRMENT OF LONG-LIVED ASSETS

Management evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents and accounts payable - trade. The carrying amounts for these financial instruments approximates fair value due to their short maturities.

                              COMPREHENSIVE INCOME

The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

                              REORGANIZATION COSTS

CTC and TTC have adopted the provisions of American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," whereby all organization and initial costs incurred with the incorporation and initial capitalization of TTC, the costs associated with the reverse acquisition of TTC by CTC, and costs incurred by TTC related to the reverse acquisition transaction with CTC were charged to operations in the period the respective costs were incurred.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                            STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25.

                        RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are charged to operations as incurred.

                                  INCOME TAXES

The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As of September 30, 2003, the deferred tax assets related to the Company's net operating loss carry-forwards are fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may not have any net operating loss carry-forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

                                    ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                 LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:

                                              2003            2002
                                          ----------       ---------
Series B convertible preferred stock          80,000         105,600
Options for common stock                   8,197,740       5,307,740
Warrants                                  17,047,624       2,796,290



                          CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2003 consisted of:

Office furniture and equipment              $ 23,624
Manufacturing equipment                      200,283
                                            --------

                                             223,907
Less accumulated depreciation                 23,174
                                            --------

    TOTAL                                   $200,733
                                            ========


Depreciation expense was $18,569, $3,372, and $23,175 for the years ended September 30, 2003 and 2002 and the period from March 28, 2001 (inception) to September 30, 2003, respectively.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 7 - CONTRACT RIGHTS

On April 12, 2001, TTC issued 165 shares of restricted, unregistered Series A cumulative, convertible preferred stock to Red Guard Industries, Inc. ("Red Guard") to acquire the rights to negotiate to acquire the license from W.B.G., Inc. ("WBG") to manufacture, develop, and sell certain patent-pending composite reinforced aluminum conductor technologies. Red Guard was a related party as discussed further in Note 11. This transaction was valued at an agreed-upon amount of approximately $165,000.

TTC entered into a technology license agreement with WBG on May 7, 2001 (the "License Agreement"). The License Agreement related to patent pending composite reinforced aluminum conductor technologies and all improvements and gave TTC an exclusive license to the technologies covered by the License Agreement. In the License Agreement, WBG represented and warranted to TTC that WBG had the right to enter into the License Agreement, including without limitation, the right to grant TTC the exclusive rights to the technologies covered by the License Agreement.

TTC agreed to pay royalties to WBG, initially at a maximum rate of 5% of Gross Revenues (as defined in the License Agreement) received by TTC from the sale of the technology products until sales of product have equaled the design capacity of the first commercial composite core production line. Design capacity will defined as the pultruded composite core capacity stated on the specifications by the builder (WBG) as mutually agreed upon by TTC. The royalty will decline by 1% of Gross Revenues upon the addition of each new composite core production line until the fourth line is installed, whereupon WBG would receive a royalty of 2% of Gross Revenues received by TTC from the sale of the technology products.

In the event of any sub-license agreements, TTC will pay the same royalty to WBG as it would if it sold the products itself. WBG also agreed to provide TTC full disclosure of all current and future technologies covered by the License Agreement as well as disclosure of any interested parties in such technologies. TTC agreed to pay WBG to design, build, install and provide specifications, manuals, and training to complete commercial product equipment lines for the technologies, with the price and specifications to be mutually agreed upon. TTC would advance funds to WBG for each phase as required under a mutually agreed-upon budget and schedule. If WBG is unable to supply said additional commercial product lines, then TTC will have the right to produce same. No such requirement existed as of September 30, 2003.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 7 - CONTRACT RIGHTS (CONTINUED)

The Company, TTC, and WBG (aka WBGA) were involved in litigation regarding the interpretation and enforcement of the License Agreement (see Note 9). The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between W. Brandt Goldsworthy & Associates, Inc. ("WBGA") and CTC. The new License Agreement (the "New License Agreement") supersedes the previous License Agreement. The New License Agreement grants CTC the exclusive license for use of any components in CTC's Aluminum Conductor Composite Core ("ACCC") products that include items contained in patent claims granted to WBGA by the United States Patent and Trademark Office (the "USPTO").

The New License Agreement also provides CTC a broader non-exclusive license for any other pultuded composite core electrical cable designs characterized by WBGA as CRAC-1. The New License Agreement bears a 2% royalty on net sales revenues for that component of ACCC using any patent claim issued to WBGA and a 1% royalty for any component of the CRAC-1 technology, if any, used by CTC, provided WBGA is granted valid patent claims by the USPTO. As of September 30, 2003, no such claims have been granted by the USPTO. The Company has been notified that the rights to the New License Agreement as Licensor have been transferred to James M. Dombroski pursuant to Mr. Dombroski's execution of a lien on the asset dated December 29, 2003. The duration of the New License Agreement is for the life of any patent granted to WBGA by the USPTO for the specific technologies licensed therein.

NOTE 8 - INVESTMENTS IN OTHER COMPANIES

Investments in other companies at September 30, 2003 consisted of an investment in Integrated Performance Systems, Inc., which was valued at $1,000 and is included in other assets on the accompanying consolidated balance sheet.

On April 12, 2001, the Company exchanged 15,086,000 equivalent post-acquisition shares of restricted, unregistered common stock with Red Guard for various marketable and restricted securities in four unrelated entities. The initial exchange transaction was valued using an agreed-upon valuation of approximately $137,750. Through September 30, 2001, upon evaluations in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," management has recognized an aggregate permanent valuation impairment of $137,230 against these holdings.

Integrated Performance Systems, Inc. ("IPS") is a publicly-traded electronics manufacturing corporation located in Frisco, Texas. IPS is a manufacturer and supplier of performance-driven circuit boards for high-speed digital computer and telecommunications applications. The Company acquired an aggregate 3,000 shares of IPS in the April 12, 2001 transaction.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 8 - INVESTMENTS IN OTHER COMPANIES (CONTINUED)

STL Group, Inc. ("STL") is a privately-owned company based in Cleveland, Ohio involved in manufacturing and distributing patented and FDA approved solid surgical implants and other surgical products. The Company acquired an aggregate 15,000 post-STL forward split shares of STL in the April 12, 2001 transaction.

TMA Ventures, LLC/MEMX, Inc. is a privately-owned company which was formed in 2000 to commercialize micro electro-mechanical systems "MEMS" technologies licensed by Sandia National Laboratories, specifically to make an all optical cross-connect microchip for optical switches. The Company acquired an aggregate 3,389 units in TMA Ventures, Inc., which convert on a one-for-one basis into shares in MEMX, Inc., in the April 12, 2001 transaction.

AMJ Logistics, Inc. ("AMJ") is a privately-owned software company based in Tucson, Arizona. AMJ's primary product is an open-architecture, event-driven, object-oriented integrated Electronic Data Interchange ("EDI") system providing transaction accountability for a complete audit trail for history and accurate tracing of costs. On August 11, 2001, the Company executed a 30-day purchase option to acquire up to an additional 110,000 unregistered, restricted shares of common stock of AMJ at prices ranging between $12.40 and $16 per share. During August 2001, the Company paid $10,000 in cash and issued 158,800 equivalent post-acquisition shares of restricted, unregistered common stock, valued at $4,500, to acquire approximately 72,665 shares of AMJ common stock under this option.

On September 29, 2001, the Company made an advance of $30,000 cash to AMJ. On October 13, 2001, AMJ and the Company agreed to convert this $30,000 advance and an additional advance of $20,000 made on October 3, 2001, into 3,125 shares of AMJ's restricted, unregistered common stock. In December 2001, the Company and AMJ settled the outstanding balances on the purchase option agreement with the issuance of 42,500 shares of the Company's restricted, unregistered common stock to AMJ in exchange for 37,335 shares of restricted, unregistered AMJ common stock. This transaction was valued at approximately $909,635, which approximated the discounted "fair value" of the Company's common stock based upon the quoted closing price of the Company's unrestricted equity securities as quoted on the date of the transaction. As a result of all AMJ transactions through December 31, 2001, the Company owned an aggregate of 114,125 shares of AMJ, including the initial 1,000 shares acquired in the April 12, 2001 transaction.

On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 9 - COMMITMENTS AND CONTINGENCIES

                                      LEASE

Until December 2003, the Company operated in leased offices, located in Irvine, California, on a month-to-month agreement at a rate of $4,600 per month and in a manufacturing facility, located in Irvine, California, on a month-to-month agreement at a rate of $8,000 per month.

In January 2004, the Company entered into a seven-year lease agreement for a combination manufacturing and office facility in Irvine, California for monthly payments of $73,584. The Company paid for the first two month's rent by issuing 140,160 shares of its unregistered, restricted common stock valued at $147,168. The Company has negotiated an 18 month sub-lease for a portion of the space at $13,200 per month beginning March 1, 2004 with an option for additional space at $6,250 per month.

Future minimum lease payments under the new lease at September 30, 2003 were as follows:

 Year Ending
September 30,
-------------
    2004                                  $   662,256
    2005                                      883,008
    2006                                      883,008
    2007                                      883,008
    2008                                      883,008
    Thereafter                              1,986,768
                                          -----------

         TOTAL                            $ 6,181,056
                                          ===========



Rent expense was $140,035, $48,344, and $188,379 for the years ended September 30, 2003 and 2002 and the period from March 28, 2001 (inception) to September 30, 2003, respectively.

                   PROFESSIONAL SERVICES CONSULTING AGREEMENTS

The Company has entered into various consulting agreements for professional and product development services as follows:

o A contract with an individual for product development research at a rate of $500 per day. This contract is cancelable at any time by either party. This contract was canceled during the year ended September 30, 2003.

o A contract with an unrelated partnership for legal services at a rate of $300 per hour, payable in common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. The Company is required to issue common stock in blocks of 100,000 shares to prepay for these legal services. This agreement commenced in January 2002 for a one-year term. This agreement also contained the granting of options to purchase up to 200,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.75 per share for 100,000 options and $2 per share for 100,000 options. The options vested on the grant date.

o A contract with a corporation, whose controlling officer sits on the Company's product development/advisory board, for product development and research services at a rate of $19,500 per month. This agreement commenced in January 2002 and expires in December 2006. This agreement, as amended, also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.31 per share. The exercise price was reduced to $0.25 on March 31, 2003. The options vest in pro-rata equal segments of 20% of the total grant on an annual basis starting in December 2002. The Company is obligated to pay the corporation interest on unpaid amounts at a rate of 10% per annum and is obligated to pay a royalty to the corporation's employee equal to 0.35% of gross revenues on all products sold by the Company using technology developed by this individual.

o A contract with a corporation, whose controlling officer sits on the Company's product development/advisory board, for product development and research services at a rate of $25,000 per month. This agreement commenced in January 2002 and runs for an indefinite time period. This agreement also contained the granting of options to purchase up to 750,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1 per share. The exercise price was reduced to $0.25 on March 31, 2003. The options vest in pro-rata equal segments of 20% of the total grant on an annual basis starting in December 2002. The Company is obligated to pay the corporation interest on unpaid amounts at a rate of 10% per annum and is obligated to pay a royalty to the corporation's employee equal to 0.35% of gross revenues on all products sold by the Company using technology developed by this individual.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

             PROFESSIONAL SERVICES CONSULTING AGREEMENTS (CONTINUED)

o A contract with an individual to provide Chief Financial Officer services at a rate of $7,000 per month. This agreement commenced in January 2002 and was terminated in November 2002.

o A contract with an individual for consulting services that commenced in January 2002. The contract initially called for the issuance of 100,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 and the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $3.00 per share. The contract was amended in March 2002 to issue an additional 200,000 shares and amended again in July 2002 to issue and additional 1,000,000 shares. In February 2002 the exercise price of the stock options was decreased to $1.75 and in March 2002 the exercise price was reduced to $0.40. Also, in February 2002, the individual was granted options to purchase an additional 1,000,000 shares of common stock at an exercise price of $2.00. The exercise price for these additional 1,000,000 stock options was reduced to $0.08 in July 2002. The options vested on the grant date and have all been exercised as of September 30, 2002. The contract expired in January 2003.

                          FINANCIAL SERVICES AGREEMENTS

The Company has entered into various financial services agreements for professional and product development services as follows:

o A contract with an unrelated corporation for financial consulting services at a rate of $500,000 per year, payable in common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. This agreement commenced in March 2002 and expires in March 2004. This agreement also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $0.10 per share. The options vest in pro-rata equal segments in April 2002, January 2003, and January 2004.

o A contract with an unrelated individual for financial consulting services at a rate of $100,000 per year, payable in 75,000 shares of common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. This agreement commenced in March 2002 and automatically renews annually unless canceled by either party with the appropriate notice, as defined in this agreement. This agreement also contained the granting of options to purchase up to 250,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.25 per share. The options vest in pro-rata equal segments of 1/12 of the total grant on a monthly basis starting in March 2002. The agreement was canceled during January 2003, and all options were returned to the Company and canceled.

o A contract with an unrelated individual for product development and research services at a rate of $15,000 per month, with a signing bonus of $10,000 cash and $10,000 in shares of registered common stock. This agreement commenced in April 2002 and expires in March 2007. This agreement also contained the granting of options to purchase up to 150,000 shares of common stock on the agreement date and on each of the next four anniversaries of the agreement pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $0.50 per share. The options vest one year from the grant date and expire on December 31, 2011. This agreement was canceled on March 31, 2003. No options granted under this agreement were vested on the cancellation date and were therefore canceled.

o A finder's fee agreement for capital financing with an unrelated corporation on a "successful efforts" basis at a rate of 5.0% of the total gross investment received by the Company as facilitated under this agreement. Furthermore, if successful, the Company will issue to the finder a warrant to purchase up to 300,000 shares of common stock at a strike price equal to the price paid by the respective investor under this agreement. This contract was canceled by the Company in the first quarter of fiscal 2003. No fees were paid under this agreement.

o A finder's fee agreement for capital financing with an unrelated corporation on a "successful efforts" basis at a rate of 6% of the total gross investment received by the Company as facilitated under this agreement and 200,000 shares of unregistered, restricted common stock. Furthermore, if successful by early-November 2002, as defined in the agreement, the Company will issue an additional 200,000 shares of restricted, unregistered common stock to the unrelated corporation. This agreement expired in December 2002. The agreement was settled in April 2003 through the issuance of 27,900 shares of unregistered, restricted common stock valued at $11,718.

o A consulting agreement with an unrelated entity for the procurement of qualified consultants to deliver capital financing on a "successful efforts" basis for a one-time fee of 400,000 shares of unregistered, restricted common stock as compensation for all consultants. Furthermore, the entity will also receive a commission of 10% in cash and 10% in equivalent warrants for common stock for successful funding through sources identified by this entity. No fees have been paid on this agreement through September 30, 2003.

o A finder's fee agreement for capital financing with an unrelated entity, which required a one-time fee in fiscal 2002 of 40,000 shares of unregistered, restricted common stock with registration rights upon the delivery of a qualified Letter of Intent for the funding of either equity, subordinated debt, or senior debt. Furthermore, the agreement requires a cash commission equal to 8% if the investment is in the form of equity, 6% if the investment is in the form of subordinated debt, and 2% if the investment is in the form of senior debt. This contract will be canceled by the Company in the second quarter of fiscal 2004.

o A finder's fee agreement for capital financing with an unrelated individual on a "successful efforts" basis at a rate of 4% of the total gross investment received by the Company as facilitated under this agreement. This agreement was canceled during fiscal 2003. No fees were paid under this agreement.

o A finder's fee agreement for capital financing with an unrelated entity on a "successful efforts" basis at a rate of 5% of the gross proceeds raised from sources introduced by this entity, with a minimum fee of $100,000. This agreement is dated August 2002 and has defined cancellation terms. The Company canceled this agreement during fiscal 2003. No fees were paid under this agreement.

                                   LITIGATION

Transmission Technology Corporation ("TTC"): Transmission Technology Corporation

v. W. Brandt Goldsworthy & Associates, Inc., et al Case No. 01-07118 was filed in August 15, 2001 before the United States District Court, Central District of California. The principal parties to the suit are TTC, C. William Arrington, CTC, WBGA, WBG, Tom Sawyer, and Composite Power Corporation.

TTC: Transmission Technology Corporation v. W. Brandt Goldsworthy & Associates, Inc., et al (Continued) On or about May 7, 2001, TTC, a wholly-owned subsidiary of CTC, entered into a written agreement with WBG granting TTC the exclusive license to all WBG teleconductor technologies, including Composite Reinforced Aluminum Conductor and Advanced Composite Reinforced Aluminum Conductor and any improvements by WBGA. The litigation concerns the interpretation and enforcement of the License Agreement. The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between WBGA and the Company.

                          DR. CLEM HIEL ET AL. V. W. BRANDT GOLDSWORTHY &
ASSOCIATES, INC., ET AL

Case No. 02CC05443 was filed on April 9, 2002 in the State of California for the County of Orange. It was transferred to and is pending before the Superior Court of the State of California for the County of Los Angeles. The principal parties are Dr. Clem Hiel, Dr. Alonso Rodriguez (both of whom are former employees of WBG, and/or WBGA and are currently consultants of CTC), WBGA, WBG and W. Brandt Goldsworthy. CTC has agreed to bear the expense of this proceeding because it affects two of CTC's consultants. These consultants are involved in the commercialization of CTC's novel aluminum conductor composite core cable. This matter was settled in February 2003.

              JARBLUM V. TRANSMISSION TECHNOLOGY CORPORATION, ET AL

Case No. SC-072087 was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties are Plaintiff William Jarblum and Defendants TTC, CTC, and C. William Arrington. The case was settled in April 2003 for the issuance of 50,000 Series K warrants valued at $11,750 and cash of $210,000 to be paid through September 2004. At September 30, 2003, $145,600 remained unpaid on the settlement.

            TRANSMISSION TECHNOLOGY CORPORATION, ET AL V. TOM SAWYER

Case No. 02CC10972 was filed on June 21, 2002 in the Superior Court of the State of California for the County of Orange. It was transferred to the United States District Court, Central District of California after being allowed to be included in the action of TTC v. WBG/WBGA et al. The principal parties are TTC, CTC, Arrington, Wilcoxon, and Sawyer. The plaintiffs seek declaratory relief and an injunction against Sawyer, as well as damages arising from various tort causes of actions, including without limitation, tortuous interference with contract, fraud, legal malpractice, and breach of fiduciary duty. This proceeding is indirectly related to the litigation concerning the License Agreement. This matter was settled in February 2003 along with the TTC:

Transmission Technology Corporation v. W. Brandt Goldsworthy & Associates, Inc., et al matter with the issuance of 1,500,000 shares of restricted, unregistered common stock valued at $93,750.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

                             LITIGATION (CONTINUED)

Transmission Technology Corporation, et al. v. Michael Winterhalter, et al Case No. 02CC12539 was filed July 26, 2002 in the Superior Court of the State of California for the County of Orange. TTC/CTC filed suit against Winterhalter (a WBG employee or business associate) based on his campaign against TTC/CTC by contacting third parties and disparaging TTC/CTC and threatening third parties with lawsuits for dealing with TTC/CTC. This proceeding is indirectly related to the litigation concerning the License Agreement. This matter was settled in February 2003.

Gary Cope and Robert Nikoley v. Composite Technology Corporation, et al The Orange County Superior Court Case No. 03CC05636 was filed on December 24, 2002. Plaintiffs Cope and Nikoley allege causes of action for violations of California Labor Code, wrongful termination, unfair business practices, breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation; defamation, declaratory relief, and an accounting arising out of various alleged salary and wrongful termination disputes. The principal parties are Cope, Nikoley, CTC, Wilcoxon, and Arrington. CTC denies the plaintiffs' material allegations. The case is presently in the discovery stage, and the trial is scheduled to begin in May 2004, although a continuance is likely.

Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox The United States District Court, Southern Division, Case No. SACV03-1664-DOC was filed on October 16, 2003. CTC alleges causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission, and economic duress arising out of certain alleged subscription and investment agreements executed between CTC, Acquvest, Inc., and Manolis. The Defendants deny CTC's material allegations and intend to assert cross-claims against CTC. On November 21, 2003, defendants Acquvest, Paul and Victoria Koch, and Manolis removed this case from Orange County Superior Court. CTC has filed a motion to remand the case back to Orange County Superior Court. No trial date has been set.

Ascendiant Capital Group, LLC, Mark Bergendahl, and Bradley Wilhite v. Composite Technology Corporation and Benton H. Wilcoxon The Orange County Superior Court Case No. 03CC13314 was filed on November 4, 2003. Ascendiant, Bergendahl, and Wilhite allege causes of action against defendants for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement (the "Agreement") allegedly executed between CTC and Ascendiant.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

                             LITIGATION (CONTINUED)

Ascendiant Capital Group, LLC, Mark Bergendahl, and Bradley Wilhite v. Composite Technology Corporation and Benton H. Wilcoxon (Continued) CTC denies the material allegations, and on November 10, 2003, CTC filed a case in Orange County Superior Court against Ascendiant, Bergendahl, and Wilhite, alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between the plaintiffs and Wilcoxon. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC, and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before a neutral arbitrator at JAMS-Orange County. The remaining claims and cross-claims not arising out of the Agreement remain pending in Orange County Superior Court. Neither a trial date nor an arbitration date has been set.

COMPOSITE TECHNOLOGY CORPORATION AND BENTON H. WILCOXON V. MICHAEL DEANGELO

The Orange County Superior Court Case No. 03CC13319 was filed on November 4, 2003. CTC alleges causes of action against DeAngelo for declaratory relief, economic duress, and fraudulent inducement arising out of a consulting services agreement executed by the parties on which CTC alleges DeAngelo failed to perform. DeAngelo denies CTC's material allegations and previously stated his intention to assert cross-claims against CTC. On December 23, 2003, CTC obtained a default in this case due to DeAngelo's failure to respond to the complaint. A default judgment is expected to be entered in early 2004 and, as such, no trial date is expected to be set.

NOTE 10 - SHAREHOLDERS' EQUITY (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                                 PREFERRED STOCK

On April 12, 2001, TTC authorized and allocated 165 shares of Series A, 10% cumulative, convertible preferred stock (the "Series A Preferred Stock") was issued at $1,000 per share. The Series A shareholders will be entitled to receive cumulative cash dividends at a rate of 10% per annum of the issuance price ($1,000 per share) from the date of issuance of the shares until such shares are converted into common stock or redeemed by the Company. The dividends are payable quarterly on the last day of March, June, September, and December in each year, commencing on September 30, 2001.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                           PREFERRED STOCK (CONTINUED)

The Series A Shares are convertible into common stock at a negotiated conversion rate of $0.47 per effective post-acquisition share at the election of the holder beginning 90 days after the date of issuance. The Series A Shares are callable at any time by TTC at a price of 102% of issuance value upon a 10-day advance written notice. These shares were issued on April 12, 2001 to Red Guard to acquire the rights to negotiate to acquire the license to manufacture, develop, and sell certain patent pending composite reinforced aluminum conductor technologies. This transaction was valued at an agreed-upon amount of $165,000. On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS.

On June 27, 2001, TTC authorized and allocated 2,000 shares of Series B, 10% cumulative, convertible preferred stock (the "Series B Stock"). The Series B Stock was issued at $100 per share. The Series B shareholders will be entitled to receive cumulative cash dividends at a rate of 10% per annum of the issuance price ($100 per share) from the date of issuance of the shares until such shares are converted into common stock or redeemed by the Company. The dividends are payable quarterly on the last day of March, June, September, and December in each year, commencing on September 30, 2001. Any dividends on the Series B Stock that are not paid within 30 days after the date upon which payment thereof is due will bear interest at 10% per annum from such date until ultimately paid.

The shares are convertible into common stock at a rate of $1.25 per effective post acquisition share at the election of the holder beginning 90 days after the date of issuance. The Series B Stock is callable at a price of 109% at any time by TTC upon 10-day advance written notice. TTC sold 1,000 Series B Shares to Red Guard for cash proceeds of $100,000 on August 28, 2001 and 320 shares to an unrelated third party for cash proceeds of $32,000 on October 11, 2001.

In April 2003, the Company converted 320 shares of the Series B Stock into 207,576 shares of unregistered, restricted common stock.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                                  COMMON STOCK

                              BUSINESS COMBINATION

On November 3, 2001, in connection with a business combination transaction, the Company's then controlling shareholder surrendered and canceled an aggregate 3,116,515 shares of common stock to the Company for no consideration. The effect of this transaction was to reduce the common stock account by the par value (approximately $3,117) and increase the additional paid-in capital account. This transaction reduced the issued and outstanding common stock to 6,050,000 shares.

On November 3, 2001, the Company executed an Agreement and Plan of Reorganization, whereby the Company issued an aggregate 60,000,000 shares of restricted, unregistered common stock to the shareholders of TTC in exchange for 100% of the issued and outstanding stock of TTC. TTC was incorporated as a Nevada corporation on March 28, 2001 to own a license agreement related to patent pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became a wholly-owned subsidiary of the Company.

                                SERVICES RENDERED

On November 3, 2001, the Company issued an aggregate 450,000 shares of restricted, unregistered common stock to four unrelated entities and/or individuals as compensation for various financial consulting services provided in the Agreement and Plan of Reorganization. This transaction was valued at approximately $90,000, which approximates the "fair value" of the Company's common stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board. Upon completion of the November 3, 2001 reverse acquisition transaction, the Company had an aggregate 66,500,000 shares of issued and outstanding common stock.

On October 30, 2001, TTC issued an aggregate 79,402 equivalent post-acquisition shares of restricted, unregistered common stock to its corporate law firm at an agreed-upon value of approximately $300,000 as a retainer for future legal services to be provided during a one-year period from October 30, 2001. The retainer shares vested against normal monthly billings from the law firm to the Company using the agreed-upon valuation of $3.78 per share, regardless of the open market price of the Company's common stock during the billing month.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            COMMON STOCK (CONTINUED)

                          SERVICES RENDERED (CONTINUED)

If the aggregate market value of the 79,402 shares are worth less than $450,000 in the open market at the average mean of the bid and ask price for the shares during the one-month period just preceding the first anniversary of the retainer agreement (October 30, 2002), then the law firm will have 15 days to make a written election to either a) exercise a downward adjustment in the agreed-upon price of $3.78 to an amount of not less than $1.89 per share, which would cause the Company to issue up to an additional 79,402 equivalent post acquisition shares to the law firm, or b) put all 79,402 shares back to the Company and require payment in cash for the legal services provided during the initial term of the agreement.

During January 2002, the Company and the law firm agreed to rescind this transaction, and the 79,402 shares were returned to the Company. All future transactions between the Company and the law firm will be conducted on a cash transaction basis.

On February 27, 2002, the Company filed a Registration Statement Under The Securities Act of 1933 on Form S-8 to register an aggregate 9,000,000 shares of common stock pursuant to the 2002 Non-Qualified Stock Compensation Plan. During the period from February 28, 2002 through September 30, 2002, the Company issued an aggregate 5,929,868 shares of common stock pursuant to this plan. These shares were issued at prices ranging between $0.19 and $1.85 per share, as based on the closing quoted stock price on the respective date of each transaction. These transactions were valued at an aggregate of $2,701,490.

On May 22, 2002, the Company issued 40,000 shares of the Company's restricted, unregistered common stock to an unrelated entity for various consulting services. This transaction was valued at approximately $16,000, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

In July and August 2002, the Company issued an aggregate 350,000 shares of the Company's restricted, unregistered common stock to two separate unrelated entities for consulting services. These transactions were valued at approximately $95,000, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            COMMON STOCK (CONTINUED)

                          SERVICES RENDERED (CONTINUED)

During the year ended September 30, 2003, the Company issued 6,422,171 shares of free trading common registered pursuant to Form S-8 to nine individuals for product design, technology registration, legal services and consulting services valued at $2,597,310, which approximated the closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board on the date of issue.

During the year ended September 30, 2003, the Company issued 2,331,729 shares of the Company's restricted, unregistered common stock to six individuals and two unrelated entities for various consulting services. These transactions were valued at $1,505,903, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                         INVESTMENTS IN OTHER COMPANIES

On December 4, 2001, the Company issued 42,500 shares of the Company's restricted, unregistered common stock in exchange for 37,335 shares of restricted, unregistered AMJ common stock. This transaction was valued at approximately $191,450, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                         CONVERSION OF SHORT-TERM LOANS

In July and September 2002, the Company issued an aggregate 866,173 shares of the Company's restricted, unregistered common stock to four separate individuals, several of whom were existing shareholders of the Company, for conversion of short-term working capital loans and accrued but unpaid interest. These transactions were valued at approximately $153,596, which equaled the outstanding debt and was in excess of the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

In February 2003, the Company issued an aggregate 300,000 shares of the Company's restricted, unregistered common stock to an individual, who was an existing shareholder of the Company, for conversion of $30,000 of a short-term working capital loan and accrued but unpaid interest.

                                LEGAL SETTLEMENT

In February 2003, the Company issued 1,500,000 shares of restricted, unregistered common stock valued at $93,750 in connection with the settlement of certain legal matters (see Note 9).

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            COMMON STOCK (CONTINUED)

                                      CASH

On August 22, 2002, the Company sold 65,790 shares of restricted, unregistered common stock to an individual for cash proceeds of approximately $25,000. This transaction was consummated in excess of the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

During December 2002, the Company sold an aggregate 6,400 Units, in conjunction with a Private Placement Memorandum, for gross proceeds of $11,520. Each Unit consisted of 10 shares of restricted, unregistered common stock, 10 Series A warrants, and five Series B warrants. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $0.35 per share and expires at the earlier of December 1, 2003 or three weeks following written notification by the Company that its common stock closed at or above $0.61 per share for five consecutive trading days. In addition, the Series A warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series A warrants has been declared effective and the Company's common stock closes at or above $0.61 for five consecutive days.

Each Series B warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2004 or three weeks following written notification by the Company that its common stock closed at or above $1.05 per share for five consecutive trading days. In addition, the Series B warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series B warrants has been declared effective and the Company's common stock closes at or above $1.05 for five consecutive days.

Between November 2002 and February 2003, the Company sold an aggregate 2,954,000 Units, pursuant to a Private Placement Memorandum, for gross proceeds of $295,400. Each Unit consisted of one share of restricted, unregistered common stock and one Series E warrant to purchase one share of unregistered, restricted common stock. Each Series E warrant entitles the holder to purchase a share of common stock at $0.25 per share and expires on December 1, 2004.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            COMMON STOCK (CONTINUED)

                                CASH (CONTINUED)

During February and March 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 3,465,500 Units for gross proceeds of $866,375. Each Unit consisted of one share of restricted, unregistered common stock and one Series H warrant to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series H warrants has been declared effective and the Company's common stock closes at or above $0.50 for five consecutive days. The Company incurred offering costs of $234,350 related to this offering, consisting of warrants to purchase 200,000 unregistered, restricted shares of common stock, with the same terms as those issued to the investors, valued at $20,600 and 750,000 unregistered, restricted shares of common stock valued at $213,750.

During April and September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 150,000 Units for gross proceeds of $375,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The Company received subscription agreements for the issuance of an additional 450,000 Units. However, the proceeds of $1,125,000 were never received. The matter is now subject to litigation as discussed in Note 8 under Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. The shares related to the 450,000 Units were issued by the transfer agent and were being held by the attorney handling the matter for the Company. The shares were canceled in October 2003.

During August 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 16,667 Units for gross proceeds of $50,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and five Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and the Company's common stock closes at or above $0.90 for 10 consecutive days.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            COMMON STOCK (CONTINUED)

                                CASH (CONTINUED)

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 50,000 Units for gross proceeds of $125,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and the Company's common stock closes at or above $0.75 for 10 consecutive days.

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 332,500 Units for gross proceeds of $1,330,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 311,240 restricted unregistered shares of common stock at prices between $0.65 and $1.00 per share for gross proceeds of $277,500.

                                    RED GUARD

On July 12, 2001, TTC granted to Red Guard an option to purchase up to $500,000 of Series B, 10% cumulative, convertible preferred stock of TTC (the "TTC Series B Preferred") at $100 per share (the "Red Guard Option") and a warrant to purchase up to 1,905,660 shares of TTC Common Stock at $1.26 per share (the "Red Guard Warrant") in reliance upon the exemption from registration set forth in
Section 4(2) of the Securities Act.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                                  STOCK OPTIONS

                              RED GUARD (CONTINUED)

The Red Guard Option and Warrant were granted to Red Guard as an inducement to modify the conversion price of the TTC Series A Preferred from an initial conversion price of $0.20 per share, as adjusted for TTC stock splits prior to the November 3, 2001 reverse acquisition transaction with CTC, to $0.47 per share after accounting for the effects of the CTC reverse acquisition transaction. The Red Guard Option was exercisable at any time and expired on January 12, 2002.

On August 28, 2001, Red Guard exercised a portion of the Series B option and purchased an aggregate $100,000 of Series B Preferred from the Company. On October 11, 2001, Red Guard assigned an additional portion of this option to an unrelated individual who then exercised the option to purchase an aggregate $32,000 of Series B Preferred from the Company. The remaining portion of the Red Guard Option expired on January 12, 2002.

The following table summarizes all Red Guard Option activity from the grant date through September 30, 2003:

                                                              Weighted-
                                                                Average
                                                   Number      Exercise
                                                  of Shares      Price
                                                  ---------   ---------

Outstanding, March 18, 2001 (inception)               --       $   --
  Granted                                          5,000       $ 1.26
  Exercised                                       (1,000)      $ 1.26
                                                  ------

Outstanding, September 30, 2001                    4,000       $ 1.26
  Exercised                                         (320)      $ 1.26
  Canceled/expired                                (3,680)      $ 1.26
                                                  ------

    OUTSTANDING, SEPTEMBER 30, 2002 AND 2003          --       $   --
                                                  ======

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                                  STOCK OPTIONS

                                   STOCK PLAN

On May 15, 2001, TTC established the 2001 Incentive Compensation Stock Option Plan (the "Plan"). The purpose of the Plan is to grant options to purchase the Company's common stock to employees of the Company and any subsidiaries to attract and retain persons of ability and provide incentives for them to exert their best efforts on behalf of the Company. The Plan is administered by either the Company's Board of Directors or a committee established and appointed by the Board of Directors. Under the Plan, the Board has reserved 4,764,000 shares of common stock to support the underlying options which may be granted. As part of TTC's acquisition by CTC on November 3, 2001, the Plan was terminated, and the options were converted into options to purchase shares of CTC's common stock pursuant to the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan"). The number of shares reserved initially under the Stock Plan was 9,000,000. This number was increased to 14,000,000 on October 24, 2002.

The exercise price of the underlying shares will be determined by the Board of Directors; however, the exercise price may not be lower than 100% of the mean of the last reported bid and asked price of the Company's common stock as quoted on the NASDAQ Bulletin Board or any other exchange or organization. The term of each option will be established by the Board of Directors at the date of issue and may not exceed 10 years. The Plan automatically terminates on May 15, 2021 and no options under the Plan may be granted after May 15, 2011.

In June 2001, the TTC Board of Directors granted an aggregate 1,357,740 options to various officers and employees to purchase an equivalent number of shares of TTC restricted, unregistered common stock. The options were issued exercise prices of either $0.31 or $0.35 per share and expire in either June 2006 or June 2011. On March 31, 2002, the Company granted an aggregate 5,200,000 options to various consulting professionals to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 for services to be rendered over the next one to five years from the grant date. The options were issued at exercise prices between $0.08 and $2.00 per share. These options expire at various dates between March 31, 2003 and December 31, 2011.

On April 1, 2002, the Company granted 750,000 options to a consulting professional to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 for services to be rendered over the next one year from the grant date. The options were issued at an exercise price of $0.50 per share. The options vested as follows: 150,000 immediately upon issue and 150,000 per year on the grant anniversary date from April 1, 2003 through April 1, 2006.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            STOCK OPTIONS (CONTINUED)

                             STOCK PLAN (CONTINUED)

The Company recorded deferred compensation of $1,664,275 related to 3,200,000 of the options granted on March 31, 2002 and the 750,000 options granted on April 1, 2002. The Company recorded compensation expense of $572,549 and $429,980 during the years ended September 30, 2003 and 2002, respectively, for the value of the legal, consulting, and research and development services rendered during those years.

In February, July, and August 2003, the Company granted options to purchase 750,000, 250,000, and 2,950,000 shares, respectively, of common stock to employees at exercise prices of $0.25, $0.25, and $0.53, respectively. The options vest between three and five years from the date of grant and expire 10 years from the date of grant.

The following table summarizes all Plan activity through September 30, 2003.

                                                               Weighted-
                                                               Average
                                               Number          Exercise
                                              of Shares          Price

Outstanding, March 18, 2001 (inception)              --       $       --
  Granted                                     1,357,740       $     0.35
                                             ----------

Outstanding, September 30, 2001               1,357,740       $     0.35
  Granted                                     5,950,000       $     0.35
  Exercised                                  (2,000,000)      $     0.24
                                             ----------

Outstanding, September 30, 2002               5,307,740       $     0.39
  Granted                                     3,950,000       $     0.46
  Exercised                                     (60,000)      $     0.25
  Canceled                                   (1,000,000)      $     0.69
                                             ----------

    OUTSTANDING, SEPTEMBER 30, 2003           8,197,740       $     0.39
                                             ==========

    EXERCISABLE, SEPTEMBER 30, 2003           2,872,407       $     0.38
                                             ==========

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            STOCK OPTIONS (CONTINUED)

                             STOCK PLAN (CONTINUED)

The weighted-average remaining contractual life of the options outstanding at September 30, 2003 was 4.9 years. The exercise prices of the options outstanding at September 30, 2003 ranged from $0.08 to $2, and information relating to these options is as follows:

                                                                          Weighted-         Weighted-
                                                       Weighted-           Average           Average
                                                        Average           Exercise          Exercise
    Range of           Stock             Stock         Remaining           Price of          Price of
    Exercise          Options           Options       Contractual          Options            Options
    Prices          Outstanding        Exercisable        Life           Outstanding        Exercisable
    ------          -----------        -----------    -----------        -----------        -----------
$ 0.08 - 0.10        1,000,000           666,667        3.62 years          $ 0.10             $ 0.10
$ 0.25 - 0.53        6,997,740         2,005,740        5.10 years          $ 0.39             $ 0.32
$ 1.75 - 2.00          200,000           200,000        3.62 years          $ 1.88             $ 1.88
                     ---------         ---------

                     8,197,740         2,872,407
                     =========         =========

The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the years ended September 30, 2003 and 2002 would have been increased to the pro forma amounts indicated below:

                                                             2003                2002
                                                         -------------       -------------
Net loss
    As reported                                          $  (6,751,252)      $  (4,518,082)
    Add stock based employee compensation
         expense included in net income, net of tax                 --                  --
    Deduct total stock based employee compensation
         expense determined under fair value method
         for all awards, net of tax                            (73,520)                 --
                                                         -------------       -------------

             PRO FORMA                                   $  (6,824,772)      $  (4,518,082)
                                                         =============       =============

Earnings per common share
    Basic - as reported                                  $       (0.08)      $       (0.07)
    Basic - pro forma                                    $       (0.08)      $       (0.07)
    Diluted - as reported                                $       (0.08)      $       (0.07)
    Diluted  pro forma                                   $       (0.08)      $       (0.07)

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)


                            STOCK OPTIONS (CONTINUED)

                             STOCK PLAN (CONTINUED)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended September 30, 2003: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of 3.25%, and expected life of five years. The weighted-average fair value of options granted during the year ended September 30, 2003 for which the exercise price was greater than the market price on the grant date was $0.31, and the weighted-average exercise price was $0.30. The weighted-average fair value of options granted during the year ended September 30, 2003 for which the exercise price was less than the market price on the grant date was $0.46, and the weighted-average exercise price was $0.50. No stock options were granted during the year ended September 30, 2003 for which the exercise price was equal to the market price on the grant date. Stock options were not granted to employees or directors during the year ended September 30, 2002.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                    WARRANTS

On July 12, 2001, TTC issued to Red Guard, as an inducement to modify the conversion price of the TTC Series A Preferred from an initial conversion price of $0.20 per share, as adjusted for TTC stock splits prior to the November 3, 2001 reverse acquisition transaction with CTC to $0.47 per share after accounting for the effects of the CTC reverse acquisition transaction, a stock warrant to purchase 1,905,600 shares of TTC restricted, unregistered common stock at a price of $1.26 per share, in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. This warrant is exercisable at any time after its issuance and expires on June 12, 2006. Due to the uncertainty related to the ultimate exercise for purchase of any shares covered by this warrant, TTC did not assign any compensation expense upon the issuance of this warrant.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                              WARRANTS (CONTINUED)

CTC intends to substitute CTC shares of common stock in place of the TTC stock prescribed in the above warrant. On October 18, 2001, the holder of the Warrant to purchase shares of the Company's common stock exercised 7,940 warrants and purchased 7,940 shares of restricted, unregistered common stock for $10,000 cash.

In April 2003, the Company granted 50,000 Series K warrants valued at $11,750 as payment for a legal settlement. Each Series K warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.50 per share and expires on September 30, 2005.

In April 2003, the Company granted 250,000 Series L warrants valued at $61,250 as payment for services rendered. Each Series L warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.42 per share and expires on April 8, 2006.

In September 2003, 267,500 warrants were exercised at exercise prices between $0.25 and $0.50 per share.

The following table presents warrant activity through September 30, 2003:

                                                                Weighted-
                                                                Average
                                                Number          Exercise
                                              of Shares           Price
                                              ----------       -----------
Outstanding, March 18, 2001 (inception)               --       $        --
  Granted                                      1,905,600       $      1.26
                                              ----------

Outstanding, September 30, 2001                1,905,600       $      1.26
  Granted                                        848,630       $      0.50
  Exercised                                       (7,940)      $      1.26
                                              ----------

Outstanding, September 30, 2002                2,796,290       $      1.06
  Granted                                     14,568,834       $      0.46
  Exercised                                     (267,500)      $      0.29
                                              ----------

    OUTSTANDING, SEPTEMBER 30, 2003           17,047,624       $      0.55
                                              ==========

    EXERCISABLE, SEPTEMBER 30, 2003           17,047,624       $      0.55
                                              ==========

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 11 - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount that would result from applying the federal statutory rate for the years ended September 30, 2003 and 2002 as follows:

                                                    2003               2002
                                                 -----------       -----------
Statutory regular federal income benefit rate    $(2,001,500)      $(1,955,800)
Change in valuation allowance                      2,337,700                --
State tax, net of federal benefit                   (342,300)               --
Other                                                  6,100         1,955,800
                                                 -----------       -----------
    TOTAL                                        $        --       $        --
                                                 ===========       ===========


Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of September 30, 2003 consisted of the following:

Deferred tax assets
    Net operating loss carry-forwards                 $ 4,106,400
    Compensation for fair value of stock options          245,400
    Warrants issued for services                           26,300
    Warrants issued for legal settlement                    5,100
    Accrued payroll                                        26,300
    Accrued officer compensation                          109,500
    Less valuation allowance                           (4,519,000)
                                                      -----------

         NET DEFERRED TAX ASSETS                      $        --
                                                      ===========


During the year ended September 30, 2003, the valuation allowance increased by $2,751,000. As of September 30, 2003, the Company had net operating loss carry-forwards for federal and state income tax purposes of approximately $10,381,000 and $10,381,000, respectively. The net operating loss carry-forwards begin expiring in 2020 and 2010, respectively. The amount and availability of the net operating loss carry-forwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three-year, look-back period, whether there is a deemed more than a 50% change in control, the applicable long-term tax exempt bond rate, continuity of historical business, and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carry-forwards.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 12 - RELATED PARTY TRANSACTIONS

Prior to the November 3, 2001 acquisition of TTC by CTC, TTC engaged in significant transactions involving both its preferred stock and its common stock of TTC with Red Guard, an entity in which a shareholder, officer, and director of TTC, and subsequently, of the Company, is also a shareholder and was an officer through December 2001. Key transactions involving this relationship included the issuance of the Series A and Series B Preferred Stock, the issuance of common stock to acquire various marketable and restricted securities in various unrelated entities, and to acquire the rights to negotiate to acquire the license to manufacture, develop, and sell certain patent-pending composite reinforced aluminum conductor technologies.

On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS.

NOTE 13 - SUBSEQUENT EVENTS

                                 EXCHANGE OFFER

In November 2003, the Company made an offer to the holders of the Series E and Series H warrants that if the holders exercised their warrants before December 31, 2003, the holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days. In December 2003, the Company issued 755,555 shares of unregistered restricted common stock and 151,111 Series R warrants.

                            STOCK FOR LEASE AGREEMENT

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, the Company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the lessor as payment for the first two month's rent.

                               STOCK FOR SERVICES

In October and November 2003, the Company issued an aggregate of 200,000 shares of common stock as payment for legal services valued at $380,500.

In November 2003, the Company issued 20,000 shares of restricted unregistered common stock valued at $28,050 for consulting services.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

                            EXERCISE OF STOCK OPTIONS

In December 2003, a former employee exercised 50,000 stock options on a cashless basis and received 44,318 shares of common stock

                                      CASH

In December 2003, the Company issued 2,400,000 Units for cash proceeds of $2,790,000 net of offering costs of $210,000. Each unit consisted of one share of the Company's unregistered restricted common stock and 0.5 warrant to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 25,000 Units for gross proceeds of $100,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase a share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                           CONSOLIDATED BALANCE SHEETS
                                  June 30, 2004
                                   (UNAUDITED)
                                     ASSETS


                                 JUNE 30, 2004

CURRENT ASSETS

     Cash and cash equivalents                                     $  489,088
     Prepaid expenses and other current assets                        494,713
                                                                   ----------

              Total current assets                                    983,801

PROPERTY AND EQUIPMENT, net                                         1,221,060
OTHER ASSETS                                                          274,784
                                                                   ----------

              TOTAL ASSETS                                         $2,479,645
                                                                   ==========



                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                                  June 30, 2004
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

                                 June 30, 2004

CURRENT LIABILITIES

     Accounts payable - trade                                  $  1,198,413
     Accrued legal settlement                                        71,581
     Accrued payroll and related expenses                           142,013
     Accrued officer compensation                                   292,953
     Deferred revenue                                               564,750
     Deferred gain on sale of fixed assets                           55,765
     Capital lease obligations - current                            247,042
     Other current liabilities                                      204,668
     Note payable  - shareholder/director                            81,000
                                                               ------------
Total current liabilities                                         2,858,185

LONG TERM LIABILITIES
     Capital lease obligations - long term                          546,776
                                                               ------------
Total long term liabilities                                         546,776
                                                               ------------

TOTAL LIABILITIES                                                 3,404,961


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT

     Common stock, $ 0.001 par value
       200,000,000 shares authorized
       104,311,234 shares issued and outstanding                    104,311
     Common stock committed                                          26,250
     Common stock subscription receivable                          (148,522)
     Deferred compensation - stock options                         (412,520)
     Additional paid-in capital                                  19,563,468
     Deficit accumulated during the development stage           (20,058,303)
                                                               ------------

         Total shareholders' deficit                               (925,316)
                                                               ------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                    $  2,479,645
                                                               ============


The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              Nine and Three months
                          ended June 30, 2004 and 2003
And for the period from March 28, 2001 (Inception) to June 30, 2004

                                   (UNAUDITED)

                                                                                                                  Period from
                                                                                                                 March 28,2001
                                                                                                                   (date of
                                   Three months           Three months         Nine months       Nine months       inception)
                                      ended                  Ended                ended             ended           through
                                  June 30, 2004         June 30, 2003        June 30, 2004      June 30, 2003    June 30, 2004
                               --------------------------------------------------------------------------------------------------
REVENUES                       $                 --  $                --  $                --  $            --  $              --
                               --------------------  -------------------  -------------------  ---------------  -----------------

EXPENSES

Officer compensation                         86,923              102,099              272,258          132,099            837,158
General and administrative                1,116,493              190,245            2,670,772          356,390          4,455,122
Legal, professional
   and consulting                           321,179              344,297            2,005,104          770,522          6,542,947
Research and development                    305,760              191,626            1,511,570        1,209,945          4,573,859
Reorganization                                   --                   --                   --               --             30,000
Depreciation                                 29,931                  791               61,170            3,491             84,345
Compensation expense
   related to issuances
   of common stock at
   less than fair value                          --                   --                   --               --            603,500
Compensation expense
   related to fair
   value of stock options
   legal                                          -               64,125              128,250          205,100            563,900
Compensation expense
    related to fair
    value of warrants                     1,540,000                   --            1,540,000               --          1,540,000
Compensation expense
    related to fair
    value of options
    research and development                 40,325               40,881              120,975          264,018            687,854
                               --------------------  -------------------  -------------------  ---------------  -----------------

TOTAL OPERATING
    EXPENSES                              3,440,611              934,064            8,310,099        2,941,565        19,918,685
6,770,099
LOSS FROM OPERATIONS                     (3,440,611)            (934,064)          (8,310,099)      (2,941,565)       (19,918,685)
                               --------------------  -------------------  -------------------  ---------------  -----------------

                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


Nine and Three months ended June 30, 2004 and 2003 And for the period from March 28, 2001 (Inception) to June 30, 2004 (Continued)

                                   (UNAUDITED)

                                                                                                                     Period from
                                                                                                                    March 28,2001
                                                                                                                       (date of
                                  Three months            Three months          Nine months        Nine months       inception)
                                      ended                  ended                 ended              ended            through
                                  June 30, 2004          June 30, 2003        June 30, 2004      June 30, 2003     June 30, 2004
                               ----------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                (3,440,611)              (934,064)          (8,310,099)         (2,941,565)       (19,918,685)
                                  ------------           ------------         ------------        ------------       ------------

OTHER (EXPENSE)/Income
    Interest                               147                  8,550                   --               5,300            (16,968)
    Gain on sale of assets               3,280                     --                3,280                  --              3,280
    Impairment adjustment
    on investments in
    other companies                         --                     --                   --                  --           (137,230)
    Litigation settlement                   --                (95,494)                  --             (95,494)
                                  ------------           ------------         ------------        ------------       ------------

  Total other expense                    3,427                (86,944)                3,280            (90,194)          (150,918)
                                  ------------           ------------         ------------        ------------       ------------

NET LOSS                            (3,437,184)            (1,021,008)          (8,306,819)         (3,031,759)       (20,069,603)
PREFERRED STOCK DIVIDENDS                   --                 (5,000)                  --              15,000                 --
                                  ------------           ------------         ------------        ------------       ------------

NET LOSS AVAILABLE TO COMMON
SHAREHOLDERS                      $ (3,437,184)            (1,016,008)          (8,306,819)       $ (3,046,759)      $(20,069,603)

                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


Nine and Three months ended June 30, 2004 and 2003 And for the period from March 28, 2001 (Inception) to June 30, 2004 (Continued)

                                   (UNAUDITED)

                                                                                                                       Period from
                                                                                                                       March 28,2001
                                                                                                                        (date of
                                   Three months           Three months           Nine months         Nine months        inception)
                                      ended                  ended                  ended               ended            through
                                  June 30, 2004           June 30, 2003         June 30, 2004       June 30, 2003    June 30, 2004
                               ----------------------------------------------------------------------------------------------------
BASIC AND FULLY DILUTED
  LOSS PER SHARE                            (0.03)                (0.01)                (0.08)              (0.03)
  LOSS PER SHARE                            (0.03)                (0.01)                (0.08)              (0.03)
                                   --------------        --------------        --------------      --------------

TOTAL BASIC AND DILUTED
  LOSS PER SHARE
  AVAILABLE TO COMMON
  SHAREHOLDERS                              (0.03)                (0.01)                (0.08)              (0.03)
                                   ==============        ==============        ==============      ==============

WEIGHTED-AVERAGE COMMON
  SHARES OUTSTANDING                  102,948,012            89,748,749           101,499,604          82,472,143
                                   ==============        ==============        ==============      ==============

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      9 months ended June 30, 2004 and 2003
And for the period from March 28, 2001 (inception) to June 30, 2004

                                   (UNAUDITED)

                                                                                                  Period from
                                                                                                 March 28,2001
                                                                                                   (date of
                                                       Nine months           Nine months           inception)
                                                          ended                 ended               through
                                                      June 30, 2004          June 30, 2003       June 30, 2004
                                                      --------------        --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                          $   (8,306,819)          (3,036,759)       $  (20,069,603)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
      Depreciation                                            61,170                 3,491               84,345
      Accretion of deferred gain on sale of PP&E              (3,280)                   --               (3,280)
      Amortization of prepaid expenses
            originally paid with common stock                325,199              (830,159)             411,347
      Issuance of common stock for
           consulting, legal, and other expenses             744,044             2,715,882            6,410,521
      Issuance of common stock for
           compensation                                       64,005                    --              157,755
      Issuance of warrants for services
           rendered for research and development                  --                    --               61,250
      Issuance of warrants for legal settlement                   --                    --               11,750
      Issuance of common stock for law suit                       --                95,494                   --
      Compensation expense related to
           issuances of common stock at
           less than fair value                                   --                    --              603,500
      Compensation expense related to
          fair value of stock options and warrants         1,789,226               469,119            2,791,755
      Carrying value impairment adjustment
          on investments in other companies                       --                    --              137,230
    (Increase) decrease in -
      Prepaid expenses and other current assets             (476,492)              (77,000)            (320,107)
      Bank Overdraft                                              --                 5,179                   --
    Increase (decrease) in -
      Accounts payable - trade                               722,600              (485,452)           1,195,343
      Accrued legal settlement                              ( 74,019)                   --               71,581
      Accrued payroll and related expenses                    80,761                    --              142,013
      Accrued interest payable                                    --                (9,851)              13,101
      Accrued officer compensation                            37,334               (15,650)             263,025
      Deferred revenue                                       564,750                    --              564,750
      Accrued expenses - other                               204,668                (2,220)             204,668
                                                      --------------        --------------       --------------
Net cash provided (used) in operating activities      $   (4,266,853)       $   (1,167,926)      $   (7,269,056)
                                                      --------------        --------------       --------------

                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Nine months ended June 30, 2004 and 2003
And for the period from March 28, 2001 (inception) to June 30, 2004
                                   (continued)

                                   (UNAUDITED)

                                                                                                   Period from
                                                                                                  March 28,2001
                                                                                                    (date of
                                                           Nine months         Nine months          inception)
                                                              ended               ended              through
                                                          June 30, 2004       June 30, 2003       June 30, 2004
                                                         --------------       --------------     --------------
Net cash provided (used) in operating activities           $(4,266,853)         (1,167,926)        $(7,269,056)
                                                           -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Sale of property and equipment                           500,000                  --             500,000
      Cash advanced by (to) officers, net                           --                  --              29,928
      Investments in other companies                                --                  --             (40,000)
      Purchase of property and equipment                      (719,172)           (152,979)           (943,080)
                                                           -----------         -----------         -----------

Net cash provided by (used in) investing activities           (219,172)           (152,979)           (453,152)
                                                           -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Common stock subscription receivable                     (98,522)                 --            (148,522)
      Proceeds from sale of committed stock                     13,750                  --             208,125
      Payment for costs associated with
        the sale of common stock                              (220,030)                 --            (237,030)
      Proceeds from notes payable -
          shareholder                                           81,000              30,000             334,000
      Payments on capital leases                                (6,212)                 --              (6,212)
      Proceeds from sale of preferred stock                         --                  --             132,000
      Proceeds from exercise of warrants                       695,911                  --             695,911
      Proceeds from sale of common stock                     3,378,718           1,277,072           7,233,024
                                                           -----------         -----------         -----------

Net cash provided (used)in financing activities              3,844,615           1,307,072           8,211,296
                                                           -----------         -----------         -----------

Net increase(decrease) in cash and cash equivalents        $  (641,410)        $  (13,833)         $   489,088

                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Nine months ended June 30, 2004 and 2003
And for the period from March 28, 2001 (inception) to June 30, 2004
                                   (continued)

                                   (UNAUDITED)

                                                                                                  Period from
                                                                                                 March 28,2001
                                                                                                   (date of
                                                            Nine months        Nine months         inception)
                                                              ended              ended              through
                                                          June 30, 2004       June 30, 2003      June 30, 2004
                                                          --------------      --------------     --------------
Net increase(decrease) in cash and cash equivalents        $  (641,410)        $   (13,833)       $   489,088

CASH AND CASH EQUIVALENTS, BEGINNING OF
      PERIOD                                                 1,130,498              13,956                 --
                                                           -----------         -----------        -----------

CASH AND CASH EQUIVALENTS, END OF
          PERIOD                                           $   489,088         $       123        $   489,088
                                                           ===========         ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
      CONVERSION OF SHORT TERM WORKING
          CAPITAL LOANS TO COMMON STOCK                    $        --         $    30,000        $    30,000
                                                           ===========         ===========        ===========
      CAPITAL LEASES                                       $   800,000         $        --        $   800,000
                                                           ===========         ===========        ===========

The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

We are an Irvine, CA based company providing innovative technology solutions for electric power transmission systems using our proprietary advanced composite technologies. Our first product is a family of high performance aluminum conductor composite core ("ACCC") cables for electric transmission and distribution lines.

In December 2003, the first commercial order was received for our ACCC cable for a new transmission line in Kansas. This order requires a small size ACCC cable to replace a "Hawk" size designation, which we began producing in the second quarter of 2004. We will continue to design and produce other sizes of ACCC cable to fill customer requirements. We have received progress payments of $564,750 against this order which has been recorded as deferred revenue in the accompanying balance sheet.

In December 2003, the Company incorporated three inactive subsidiaries as Nevada
Corporations: CTC Wind Systems Corporation ("CTCWSC"), CTC Cable Corporation ("CTCCC"),and CTC Towers & Poles Corporation ("CTCTPC").

NOTE 2 - GOING CONCERN

The Company has received a report from its independent auditors for the year ended September 30, 2003 that includes an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. These consolidated financial statements contemplate the ability to continue as such and do not include any adjustments that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                              BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2003. The results of operations for the three and nine months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended September 30, 2004.

                          DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                            STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25.

The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB No. 25, the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the three months and nine months ended June 30, 2004 and 2003 would have been increased to the pro forma amounts indicated below:

                                                    Nine months         Nine months      Three months     Three months
                                                       ended               ended            ended            ended
                                                   June 30, 2004       June 30, 2003     June 30, 2004    June 30, 2003
                                                   -------------       -------------     --------------   -------------
Net loss, as reported                              $  (8,306,819)      $  (3,046,759)    $  (3,437,184)   $ (1,016,008)
Add stock based employee compensation
  expense included in net income, net of tax
Deduct total stock based employee compensation                --                --
Expense determined under fair value method
  for all awards, net of tax                            (323,957)            (65,833)    $    (161,978)   $    (32,917)
                                                   -------------       -------------     -------------    ------------
Net loss, pro forma                                $  (8,630,773)      $  (3,102,592)    $  (3,599,162)   $ (1,048,925)
                                                   =============       =============     =============    ============

Earnings per common share
  Basic, as reported                               $       (0.08)      $       (0.04)    $       (0.04)   $      (0.01)
  Basic, pro forma                                 $       (0.08)      $       (0.04)    $       (0.04)   $      (0.01)
  Diluted, as reported                             $       (0.08)      $       (0.04)    $       (0.04)   $      (0.01)
  Diluted, pro forma                               $       (0.08)      $       (0.04)    $       (0.04)   $      (0.01)

                           PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiaries,(collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

                        RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are charged to operations as incurred.

                                 LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following common stock equivalents were excluded from the calculation of diluted loss per share for the three months and nine months ended June 30, 2004 and 2003 since their effect would have been anti-dilutive:

                                                    June 30,
                                            ------------------------
                                               2004          2003
                                            ----------    ----------
Series B convertible preferred stock                --        80,000
Options for common stock                     6,765,398     5,057,740
Warrants                                    11,779,569    15,266,789



NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2004 consisted of the following:

    Manufacturing equipment                            $  891,448
    Office furniture equipment                              8,168
       Leasehold improvements                             350,693
                                                       ----------
                                                        1,250,309

    Less accumulated depreciation                          29,249
                                                       ----------

        TOTAL                                          $1,221,060
                                                       ==========

Depreciation  expense  was  $29,931  and $791 and  $61,170  and $3,491 and


$84,345 for the three months and nine months ended June 30, 2004 and 2003 and the period from March 28, 2001 (inception) to June 30, 2004, respectively.

NOTE 5 - NOTE PAYABLE TO RELATED PARTY

In June 2004 the Company received a short term, non interest bearing advance from one of its Directors for operating expenses. This note has subsequently been repaid.

NOTE 6 - SHAREHOLDERS' EQUITY

                                 PREFERRED STOCK

In January 2004, the Company converted the 1,000 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock. In addition, the Company issued 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

                                  COMMON STOCK

                                SERVICES RENDERED

During the nine months ended June 30, 2004, the Company issued 700,000 shares of common stock registered pursuant to Form S-8 to two individuals for legal litigation services and Intellectual property services valued at $1.047 million which approximated the closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board on the date of issue.

During the 3 month period ended June 30, 2004, the Company issued these two individuals the following common stock registered pursuant to Form S-8 (i) a consultant providing legal services, intellectual property registration and intellectual property protection strategy services was issued 250,000 shares of common stock valued $337,500 (ii) a consultant providing legal litigation services was issued 250,000 shares of common stock valued at $337,500.

During November 2003, the Company committed to issue 20,000 shares of the Company's restricted, unregistered common stock to one individual for consulting services. This transaction was valued at $28,050, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board. During the three months ended March 31, 2004 it was determined by the Company and the consultant that the agreement was not in the best interest of either party and therefore the contract was not consummated or fully executed. The 20,000 shares committed for the consulting services were reversed and the $28,050 was reclassified to accounts payable.

                                      CASH

During November 2003, pursuant to a Private Placement Memoranda, the Company sold an aggregate of 25,000 Units for gross proceeds of $100,000. Each Unit consisted of 10 shares of restricted unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase a share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During November 2003, pursuant to a Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104.

In December 2003, the Company issued 2,400,000 Units for cash proceeds of $2,790,000 net of offering costs of $210,000. Each unit consisted of one share of the Company's unregistered restricted common stock and 0.5 warrant to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days. In June 2004, the Company offered the warrant holders, for a limited period of time, the opportunity to exercise their warrants at a reduced strike price of $0.50. Pursuant to this offer, the Company issued 1,000,000 shares of the Company's unregistered, restricted common stock against receipt of $500,000.

During the nine months ended June 30, 2004, 1,080,000 Series E Warrants were exercised for total cash consideration of $270,000, at $0.25 per share.

During the nine months ended June 30, 2004, 60,000 Series H Warrants were exercised for total cash consideration of $120,000, at $0.50 per share.

                            STOCK FOR LEASE AGREEMENT

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, the Company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the lessor as payment for the first two month's rent.

                        SALE-LEASE BACK OF CAPITAL ASSETS

On May 7, 2004 the Company entered into a $500,000 sale leaseback of certain of its capital assets. Under the terms of the Master Lease Agreement the Company received $450,000 which was net of a 10% security deposit and is to make payments totaling $16,444 for 36 months. At the end of the lease period, the Company has the right to renew the lease for an additional 12 months, terminate and return the equipment or purchase the equipment at the greater of fair market value or 10% of the capitalized cost. The Company recognized a gain in the amount of $ 59,045 from this transaction and will defer the gain and recognize it as income over the period of the initial lease term.

                                 EXCHANGE OFFER

In November 2003, the Company made an offer to the holders of the Series E and Series H warrants that if the holders exercised their warrants before December 10, 2003, the holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days and if the shares underlying the warrants have been registered. In December 2003, the Company issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds of $153,125.

                                  STOCK OPTIONS

                                   STOCK PLAN

During the nine month period ending June 30, 2004 the Company did not issue any stock options to employees as deferred compensation. During the previous nine month period from October 1, 2002 to June 30, 2003, the Company recorded deferred compensation of $378,303 related to the issue of 750,000 options granted in February 2003. The Company recorded compensation expenses of $1,047,000 and $1,459,652 during the nine months ended June 30, 2004 and 2003, respectively, for the value of the legal, consulting, and research and development services rendered during those periods.

In the first nine months of 2004 in connection with the departure of three Former employees a total of 179,614 shares were issued and 920,386 options cancelled.

In March 2004 a total of 87,342 options granted to former consultants of the Company's predecessor were cancelled.

In April 2004, a consultant was issued 120,000 shares of common stock on the exercise of 120,000 stock options at an exercise price of 0.25 cents.

In June 2004 an employee was issued 54,400 shares of common stock on the exercise of 75,000 stock options on a cashless basis.

The following table summarizes all Stock Plan activity through March 31, 2004.

                                                                Weighted-Average
                                                 Number             Exercise
                                                of Shares            Price
                                               -----------        -----------
Outstanding, March 18, 2001 (inception)                --         $       --
  Granted                                       1,357,740         $     0.35
                                               ----------

Outstanding, September 30, 2001                 1,357,740         $     0.35
  Granted                                       5,950,000         $     0.35
  Exercised                                    (2,000,000)        $     0.24
                                               ----------

Outstanding, September 30, 2002                 5,307,740         $     0.39
  Granted                                       3,950,000         $     0.46
  Exercised                                      (110,000)        $     0.25
  Canceled                                     (1,000,000)        $     0.69
                                               ----------

Outstanding, September 30, 2003                 8,147,740         $     0.39
  Exercised                                       (50,000)        $     0.25
  Cancelled                                      (200,000)        $     0.25
                                               ----------

Outstanding, December 31, 2003                  7,897,740         $     0.39
     Exercised                                   (249,614)        $     0.39
     Cancelled                                   (807,728)        $     0.25
                                               ----------

Outstanding, March 31, 2004                     6,840,398         $     0.38
     Exercised                                    (54,400)        $     0.32
     Cancelled                                    (20,600)        $     0.39
                                               ----------

  OUTSTANDING, JUNE 30, 2004                    6,765,398         $     0.38
                                               ==========

EXERCISABLE, JUNE 30, 2004                      3,532,259         $     0.35
                                               ==========

                                    WARRANTS

The following table summarizes all Warrant activity through June 30, 2004:

                                                                Weighted-Average
                                                  Number             Exercise
                                                 of Shares            Price
                                               ------------        -----------
Outstanding, March 18, 2001 (inception)                 --         $        --
  Granted                                        1,905,600         $      1.26
                                               -----------

Outstanding, September 30, 2001                  1,905,600         $      1.26
  Granted                                          848,630         $      0.50
  Exercised                                         (7,940)        $      1.26
                                               -----------

Outstanding, September 30, 2002                  2,746,290         $      1.03
  Granted                                       14,568,834         $      0.46
  Exercised                                       (267,500)        $      0.29

Outstanding, September 30, 2003                 17,047,624         $      0.55
  Granted                                        1,378,500         $      1.93
  Exercised                                       (785,555)        $      0.32
  Cancelled                                     (4,451,000)        $      0.50

Outstanding, December 31, 2003                  13,189,569         $      0.73
  Exercised                                       (400,000)        $      0.25

OUTSTANDING, March 31, 2004                     12,179,569         $      0.74
     Exercised                                  (1,010,000)        $      2.02
                                               ===========

Outstanding, JUNE 30, 2004                      11,779,569         $      0.63
                                               ===========


NOTE 7 - SUBSEQUENT EVENTS

A short term non interest bearing loan made by one of the Company's Directors was repaid on August 9, 2004.

In July 2004, the Company called all of its outstanding Series H warrants. As at August 12, 2004 the Company had received $1,571,250 from exercise of 3,142,800 such warrants.

                        COMPOSITE TECHNOLOGY CORPORATION

                                   PROSPECTUS


                        24,147,000 SHARES OF COMMON STOCK


                               September ___, 2004

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of CTC since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminates the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of CTC To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of CTC to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                                                 AMOUNT

SEC Filing Fee.                                               $ 5,902.72
Blue Sky Fees and Expenses                                      1,000.00*
Legal Fees                                                     15,000.00*
Accounting Fees and Expenses                                    5,000.00*
Miscellaneous                                                   5,000.00*
                                                              ------------
                    Total                                     $31,902.72*



                                   *ESTIMATES

                     RECENT SALES OF UNREGISTERED SECURITIES

On April 12, 2001, TTC issued 950,000 shares of TTC Common Stock to Red Guard Industries, Inc. ("Red Guard") in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act in consideration for marketable and restricted securities in such entities. The initial exchange transaction was valued at approximately $137,750. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On April 12, 2001, TTC issued 165 shares of 10% Series A Cumulative Convertible Preferred Stock (the "TTC Series A Preferred") to Red Guard in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, in consideration for the rights to the CRAC technology. Each share of TTC Series A Preferred was convertible into one share of TTC Common Stock at an original conversion price of $0.20 per share.

On July 12, 2001, TTC granted Red Guard an option to purchase up to $500,000 of 10% Series B Cumulative Convertible Preferred Stock of TTC (the "TTC Series B Preferred") at $100 per share (the "Red Guard Option") and a warrant to purchase up to 120,000 shares of TTC Common Stock at $20.00 per share (the "Red Guard Warrant") in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act in consideration for revising the conversion terms of the TTC Series A Preferred, including an increase in the conversion from $0.20 to $7.50 per share. The Red Guard Option was exercisable at any time and expired on January 12, 2002. The Red Guard Warrant is exercisable at any time and expires on June 12, 2006.

During August 2001, TTC issued 10,000 shares of TTC Common Stock to AMJ Logistics, Inc., a privately owned software company ("AMJ"), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and paid $10,000 in consideration for 72,665 shares of the common stock of AMJ. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock. During August 2001, Red Guard exercised a portion of the Red Guard Option and purchased 1,000 shares of TTC Series B Preferred in reliance upon the exemption from registration set forth in
Section 4(2) of the Securities Act for $100,000. Each share of TTC Series B Preferred is convertible into five shares of TTC Common Stock at a conversion price of $20.00.

On October 11, 2001, TTC issued 320 shares of TTC Series B Preferred to an individual in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for approximately $32,000. Each share of TTC Series B Preferred is convertible into five shares of TTC Common Stock at a conversion price of $20.00. On October 18, 2001, Red Guard exercised a portion of the Red Guard Warrant and purchased 500 shares of TTC Common Stock in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for $10,000. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On October 24, 2001, TTC issued 1,000 shares of TTC Common Stock to an unrelated entity in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for approximately $61,500. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On October 26, 2001, TTC issued 1,740 of TTC Common Stock to an individual in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for approximately $107,010. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On October 30, 2001, TTC issued an aggregate 79,402 equivalent post-acquisition shares of restricted, unregistered common stock to its corporate law firm at an agreed-upon value of approximately $300,000 as a retainer for future legal services to be provided during a one-year period from October 30, 2001. The retainer shares shall vest against normal monthly billings from the law firm to CTC using the agreed-upon valuation of $3.78 per share, regardless of the open market price of our common stock during the billing month. If the aggregate market value of the 79,402 shares are worth less than $450,000 in the open market at the average mean of the bid and ask price for the shares during the one-month period just preceding the first anniversary of the retainer agreement (October 30, 2002) then the law firm will have 15 days to make a written election to either a) exercise a downward adjustment in the agreed-upon price of $3.78 to an amount of not less than $1.89 per share, which would cause CTC to issue up to an additional 79,402 equivalent post-acquisition shares to the law firm or b) put all 79,402 shares back to CTC and require payment in cash for the legal services provided during the initial term of the agreement. During January 2002, CTC and the law firm agreed to rescind this transaction and the 79,402 shares were returned to CTC All future transactions between CTC and the law firm will be conducted on a cash transaction basis.

Pursuant to the Reorganization Agreement, on November 3, 2001, we issued 57,546,000 shares of Common Stock to certain stockholders of TTC in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, in exchange for 95.91% of the TTC Common Stock. In addition, since November 3, 2001, we have issued 2,374,598 shares of Common Stock to certain stockholders of TTC in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, in exchange for the remaining shares of TTC Common Stock.

On November 3, 2001, certain consultants were issued an aggregate of 450,000 shares of Common Stock in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act as compensation for the services they provided in connection with the acquisition of TTC.

During December 2001, we issued 42,500 shares of Common Stock to AMJ in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act in exchange for 37,335 shares of the common stock of AMJ.

On May 22, 2002, we issued 40,000 shares of our restricted, unregistered common stock to an unrelated entity for various consulting services. This transaction was valued at approximately $16,000, which approximates the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ OTC Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In July and August 2002, we issued an aggregate 350,000 shares of our restricted, unregistered common stock to two separate unrelated entities for consulting services. These transactions were valued at approximately $95,000, which approximates the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ OTC Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On August 22, 2002, we sold 65,790 shares of restricted, unregistered common stock to an individual for cash proceeds of approximately $25,000. This transaction was consummated in excess of the "fair value" of our stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ OTC Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During December 2002, we sold an aggregate 6,400 Units, in conjunction with a Private Placement Memorandum, for gross proceeds of $11,520. Each Unit consisted of 10 shares of restricted, unregistered common stock, 10 Series A warrants, and five Series B warrants. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $0.35 per share and expires at the earlier of December 1, 2003 or three weeks following written notification by us that our common stock closed at or above $0.61 per share for five consecutive trading days. In addition, the Series A warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series A warrants has been declared effective and our common stock closes at or above $0.61 for five consecutive days. Each Series B warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2004 or three weeks following written notification by us that its common stock closed at or above $1.05 per share for five consecutive trading days. In addition, the Series B warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series B warrants has been declared effective and our common stock closes at or above $1.05 for five consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

Between November 2002 and February 2003, we sold an aggregate 3,254,000 Units, pursuant to a Private Placement Memorandum, for gross proceeds of $295,400. Each Unit consisted of one share of restricted, unregistered common stock and one Series E warrant to purchase one share of unregistered, restricted common stock. Each Series E warrant entitles the holder to purchase a share of common stock at $0.25 per share and expires on December 1, 2004. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In July and September 2002, we issued an aggregate 866,173 shares of our restricted, unregistered common stock to four separate individuals, several of whom were our existing shareholders, for conversion of short-term working capital loans and accrued, but unpaid, interest. These transactions were valued at approximately $152,729, which equaled the outstanding debt and was in excess of the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ OTC Bulletin Board. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During February and March 2003, pursuant to Private Placement Memoranda, we sold an aggregate 3,670,500 Units for gross proceeds of $866,375. Each Unit consisted of one share of restricted, unregistered common stock and one Series H warrant to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by us that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by us for $0.001 each if a registration statement covering the shares underlying the Series H warrants has been declared effective and our common stock closes at or above $0.50 for five consecutive days. We incurred offering costs of $234,350 related to this offering, consisting of warrants to purchase 200,000 unregistered, restricted shares of common stock, with the same terms as those issued to the investors, valued at $20,600 and 750,000 unregistered, restricted shares of common stock valued at $213,750. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In April 2003, we granted 50,000 Series K warrants valued at $11,750 as payment for a legal settlement. Each Series K warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.50 per share and expires on September 30, 2005. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In April 2003, we granted 250,000 Series L warrants valued at $61,250 as payment for services rendered. Each Series L warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.42 per share and expires on April 8, 2008. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In September 2003, 267,500 warrants were exercised at exercise prices between $0.25 and $0.50 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During April and September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 150,000 Units for gross proceeds of $375,000 and issued 10,000 Unites as a finders fee. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. We received additional subscription agreements with respect to the sale of these Units that were never issued to such potential subscribers due to non-payment of the subscriptions. The matter is now subject to litigation as discussed in Item 3(B) above under Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During August 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 16,667 Units for gross proceeds of $50,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and five Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by us that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and our stock closes at or above $0.90 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 50,000 Units for gross proceeds of $125,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by us that our common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and our common stock closes at or above $0.75 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During November and September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 392,500 Units for gross proceeds of $1,330,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by us that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and our common stock closes at or above $1.20 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate of 311,240 restricted unregistered shares of common stock at prices between $0.65 and $1.00 per share for gross proceeds of $277,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During November 2003, pursuant to Private Placement Memoranda, CTC sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In November 2003, we made an offer to current holders of CTC's Series E and Series H warrants whereby if such holders exercised their warrants before December 10, 2003, such holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by CTC for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and our common stock closes at or above $3 for 10 consecutive days and if the shares underlying the warrants have been registered. In December 2003, we issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds of $153,125 upon the exercise of such warrants. All of the holders of our Series E and Series H warrants are accredited investors and we relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these securities.

On December 18, 2003, we closed a financing transaction in which we sold 2,400,000 shares of our common stock to select institutional accredited investors, in order to raise a total of $3 million. The per share offering price was $1.25. The investors also received warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $2.04 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the Lessor as payment for the first two months rent.

In December 2003, we issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds $153,125 as part of an exchange offer to holders of the Series E and Series H warrants.

In January 2004, we issued 28,643 shares of unregistered restricted common stock valued at $52,419 to A. A. Paint & Custom Finishes, Inc. as partial payment for the refinishing of CTC's newly acquired factory floor.

In January 2004, we issued 30,238 shares of unregistered restricted common stock valued at $55,386 to Delta Research, Inc. for design services related to refinishing CTC's newly acquired factory floor.

In January 2004, CTC converted the 1,000 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock. In addition, we issued 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

In March 2004, we issued 150,000 shares of unregistered restricted common stock valued at $202,500 to Glasforms, Inc. as partial payment for the purchase of pultrusion machinery. In June 2004, we cancelled these. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In June 2004, Investors that had participated in the December 2003 offering when we issued 2,400,000 shares of our unregistered, restricted common stock and 1,200,000 warrants were offered, the opportunity to exercise their warrants at a reduced strike price of $0.50. When the offer closed, four of such warrant holders had chosen to exercise this option with the result that we issued 1,000,000 shares of our unregistered, restricted common stock against receipt of $500,000 in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act

During June 2004, 10,000 Series E Warrants were exercised for total cash consideration of $2,500, at $0.25 per share in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

On July 16, 2004, we issued 20,000 shares of unregistered restricted common stock to Barry Sedlik for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On July 16, 2004, we issued 40,000 shares of unregistered restricted common stock to Electrical Consultants, Inc. for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On July 16, 2004, we issued 30,000 shares of unregistered restricted common stock to Steve Loud for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On July 16, 2004, we issued 200,000 shares of unregistered restricted common stock to Rhino Capital, Inc. for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On July 16, 2004, we issued Series S Warrants to the following consultants to purchase up to the following number of shares of common stock: Bill Nolan (17,000); Stephen Meldrum (115,000); Prima Capital Group, Inc. (150,000); Fred Debs (30,000); The Taxin Network, Inc. (115,000); Scott Weekly (100,000); Alan Davis (250,000); Rocci Howe (300,000); and Adam Devone (450,000). Each Series S warrant entitles the holder to purchase one share of restricted common stock at an exercise price of $1.00 per share and expires after 3 years. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these warrants.

On July 16, 2004, we issued Series T Warrants to the following consultants to purchase up to the following number of shares of common stock: Brad Wheatley (8,000); Rudy Trebels (16,000); Doug Metz (16,000); Mike McClendon (16,000); and IFC Credit Corporation (104,000). Each Series T warrant entitles the holder to purchase one share of restricted common stock at an exercise price of $1.00 per share and expires after 4 years. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these warrants.

In July 12, 2004, we issued 500,000 shares of unregistered restricted common stock to Media Relations Strategy, Inc. for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On July 16, 2004, we issued warrants to purchase up to 120,000 shares of unregistered restricted common stock to Long Term Capital Company in connection with the $3 million December 2003 Financing. Such warrants move the same terms as the warrants received by the investors in the $3 million December 2003 financing including an exercise price of $2.04 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On July 19, 2004, 2004, we issued 575,000 shares of unregistered restricted common stock to Robert Nikoley as a settlement. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On August 13, 2004, we issued 250,000 shares of unregistered restricted common stock to Dominic Majendie for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On August 13, 2004, we issued 114,373 shares of unregistered restricted common stock to Rocci Howe for consulting services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933.

On August 17, 2004, we sold 6% convertible debentures to select institutional accredited investors, in order to raise a total of $15,000,000. We received $5,000,000 upon closing and $10,000,000 was deposited into a Custodian Account to secure repayment of the Debentures. The investors may convert the Debentures into our common stock for $1.67 per share. CTC may force conversion of all outstanding Debentures if the daily volume weighted average price of our common stock exceeds the Conversion Price by 150%. The investors also received warrants to purchase an aggregate of 3,453,947 shares of common stock, 50% of which at an exercise price of $1.75 per share and the balance of which at an exercise price of $1.82 per share. We also issued to Lane Capital Markets a warrant to purchase 500,000 shares of our common stock with an exercise price of $1.82 per share, which will expire after 4 years, as partial consideration for its services as our exclusive placement agent and financial advisor in connection with the placement of the Debentures. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of the foregoing securities.

On August 27, 2004, we issued 100,000 shares of unregistered restricted common stock to Gary Cope as a settlement. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On September 8, 2004, we issued 105,000 shares of unregistered restricted common stock to R.V. Edwards, Jr. in connection with the exercise of a Series E Warrant for a total consideration of $26,250. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

                                    EXHIBITS


Number                Description
---------------- -----------------------------------------------------------------------------------------------------------
2.1(3)           Articles of Merger of ElDorado  Financial  Group,  Inc., a Florida  corporation,  into ElDorado  Financial
                 Group, Inc., a Nevada corporation.
---------------- -----------------------------------------------------------------------------------------------------------
2.2(1)           Agreement and Plan of  Reorganization By and Among  Transmission  Technology  Corporation,  Certain of its
                 Stockholders, and ElDorado Financial Group, Inc. dated November 3, 2001.
---------------- -----------------------------------------------------------------------------------------------------------
3.1(3)           Articles of Incorporation of the Registrant.
---------------- -----------------------------------------------------------------------------------------------------------
3.2(3)           Bylaws of Registrant.
---------------- -----------------------------------------------------------------------------------------------------------
5.1              Opinion re legality from Richardson & Patel LLP, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
10.1(3)          2001 Transmission Technology Corporation Incentive Compensation Stock Option Plan.
---------------- -----------------------------------------------------------------------------------------------------------
10.2(2)          Technology  License Agreement by and between W.B.G.,  Inc. and Transmission  Technology  Corporation
                 dated May 7, 2001.
---------------- -----------------------------------------------------------------------------------------------------------
10.3(4)          Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan.
---------------- -----------------------------------------------------------------------------------------------------------
10.4             Composite Technology Corporation Option Agreement - Dominic J. Majendie dated August 11, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.5(5)          Composite Technology Corporation Option Agreement - Benton Wilcoxon dated August 13, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.6(5)          Composite Technology Corporation Option Agreement - William Arrington dated August 13, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.7(5)          Composite Technology Corporation Option Agreement - Brent N. Robbins dated August 13, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.8             Employment Agreement between Composite Technology Corporation and Dominic J. Majendie, dated
                 October 1, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.9(5)          Lease Agreement between Composite Technology Corporation and CNH, LLC dated November 7, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.10(6)         Form of Securities Purchase Agreement, Registration rights Agreement and Common Stock Purchase
                 Warrants, dated as of December 16, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
10.11            Form of Securities Purchase Agreement including form of the Debenture attached as Exhibit A, form of the Registration Rights Agreement attached as Exhibit B thereto, form of the Common Stock
                 Purchase Warrant attached as Exhibit C thereto, form of legal opinion attached as Exhibit D, form of
                 Custodial and Security Agreement attached as Exhibit E, dated August 17, 2004, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
10.12            Letter Agreement with Kingman, Kansas, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
21(7)            Subsidiaries of the Registrant.
---------------- -----------------------------------------------------------------------------------------------------------
23.1             Consent of Singer Lewak Greenbaum & Goldstein LLP, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
23.2             Consent of S.W. Hatfield CPA, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
23.3             Consent of Richardson & Patel LLP (See Exhibit 5)
---------------- -----------------------------------------------------------------------------------------------------------

(1) Incorporated herein by reference to Form 8-K filed with the U. S. Securities and Exchange Commission on November 20, 2001.

(2) Incorporated herein by reference to Form 8-K filed with the U. S. Securities and Exchange Commission on January 11, 2002.

(3) Incorporated herein by reference to Form 10-KSB filed with the U. S. Securities and Exchange Commission on February 14, 2002.

(4) Incorporated herein by reference to Definitive Schedule 14C filed with the U.S. Securities and Exchange Commission on January 27, 2003.

(5) Incorporated herein by reference to Form 10-KSB filed with the U.S. Securities and Exchange Commission on February 4, 2004.

(6) Incorporated herein by reference to Form 8-K filed with the U.S. Securities and Exchange Commission on December 19, 2003.

(7) Incorporated herein by reference to Form SB-2 filed with the U.S. Securities and Exchange Commission on February 13, 2004.

(8) Incorporated herein by reference to Form 8-K filed with the U.S. Securities and Exchange Commission on August 25, 2004.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on October 29, 2004.


                        COMPOSITE TECHNOLOGY CORPORATION


                        By: /S/ BENTON H WILCOXON
                            ------------------------------------------
                            Benton H Wilcoxon, Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

Name                                   Title                                          Date
----                                   -----                                          ----
/s/ BENTON H WILCOXON                  Chief Executive Officer, Chairman of the       October 29, 2004
---------------------------
Benton H Wilcoxon                      Board and Acting Chief Financial Officer


/s/ C. WILLIAM ARRINGTON               President and Director                         October 29, 2004
---------------------------
C. William Arrington